EXHIBIT 10.11

GXS

Investment and Savings Plan

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PLAN DOCUMENT

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Effective Date: November 18, 2002

Section		Page
2.64	Valuation Date	16
2.65	Vested	16
2.66	Vesting Service	16
Article III
Eligibility, Enrollment and Participation
3.01	Eligibility	17
3.02	Employees Ineligible to Participate	17
3.03	Enrollment and Participation	18
3.04	Termination of Participation	18
3.05	Re-Employment After Termination of Participation	19
3.06	Change in Eligibility Classification	19
Article IV
Contributions and Allocations
4.01	Contributions	20
4.02	Allocation of Contribution	21
4.03	Regulations for Compensation Reduction Contributions	22
4.04	Regulations for After-tax Contributions	23
4.05	Regulations for Catch-up Contributions	24
4.06	Time of Payment of Compensation Reduction Contributions, Catch-up Contributions, After-tax Contributions and Qualified Employer Profit Sharing Contributions	25
4.07	Time of Payment of Employer Matching Contributions and Employer Profit Sharing Contributions	25
4.08	Prohibition Against Assets Returning to Employer	26
4.09	Profits Not Required	27
4.10	Forfeiture	27
Article V
Participant Accounts
5.01	Separate Accounts	28
5.02	Valuation of Separate Accounts	28
5.03	Assumption of Risk by Participant	28
5.04	Election of Investment Fund	28
5.05	Change in Investment Election	29
5.06	Investment Funds	29

Section		Page
Article VI
Limitation on Contributions
6.01	Maximum Amount of Compensation Reduction Contributions	30
6.02	Distribution of Excess Compensation Reduction Contributions	30
6.03	Average Actual Deferral Percentage Test	32
6.04	Special Rules: Actual Deferral Percentage and Prior Plan Year Average Actual Deferral Percentage	34
6.05	Action to Be Taken If Tests Are Not Satisfied	36
6.06	Average Contribution Percentage Test and Prior Plan Year Average Contribution Percentage	39
6.07	Special Rules: Contribution Percentage	41
6.08	Excess Aggregate Contributions: Action to be Taken If Tests are Not Satisfied	42
6.09	Annual Addition Limitation	46
Article VII
Vesting
7.01	Compensation Reduction Contributions, Employer Matching Contributions,Employer After-tax Contributions, Catch-up Contributions and Qualified Employer Profit Sharing Contributions	48
7.02	Employer Profit Sharing Contributions	48
7.03	Re-Employment After a One-Year Period of Severance	49
7.04	Termination and Re-Employment Before a One-Year Period of Severance	50
Article VIII
Distributions
8.01	Time of Distribution	51
8.02	Methods of Distribution	51
8.03	Valuation of Distribution	51
8.04	Distributions After Death	52
8.05	Required Commencement of Benefits	52
8.06	Distribution of Accounts Greater than $5,000	53
8.07	Alternate Payees Under Qualified Domestic Relations Orders	54
8.08	Deemed Distributions	55

Section		Page
Article IX
Beneficiaries
9.01	Designation of Beneficiary	56
9.02	Change in Designation: Married Participant	56
Article X
Withdrawals
10.01	Withdrawals from Compensation Reduction Contribution Account, Employer Matching Contribution Account and Qualified Employer Profit Sharing Contribution Account	58
10.02	Hardship Withdrawals: Compensation Reduction Contributions	58
10.03	Withdrawals: Participant’s Rollover Account	60
10.04	Withdrawals: Employee After-tax Contributions	60
10.05	Attainment of Age 59½ by Participant	60
10.06	Limitation on Number of Withdrawals	61
Article XI
Rollovers
11.01	Rollover Contributions	62
11.02	Mistaken Rollovers	64
Article XII
Loans
12.01	Availability of Loans	65
12.02	General Requirements	65
12.03	Specific Requirements	65
12.04	Collateral, Interest and Repayment	66
Article XIII
Amendment, Termination or Merger
13.01	Amendment of Plan	70
13.02	Termination of Plan	71
13.03	Merger, Consolidation or Transfer	72

Article I

Name, Effective Date and Purpose

Section 1.01 — Name

     The name of the Plan is the “GXS Investment and Savings Plan,” hereinafter referred to as the “Plan.”

Section 1.02 — Effective Date

     The effective date of the Plan is November 18, 2002.

Section 1.03 — Purpose

     The purpose of the Plan is to establish a systematic tax-qualified program for encouraging savings by eligible Employees of the Employer in order to provide for future contingencies and/or as a supplemental source of retirement income.

Section 1.04 — Type of Plan

     This Plan is intended to qualify as a profit sharing plan under Section 401(a) of the Code and includes a salary reduction feature intended to comply with the requirements of Section 401(k) of the Code, an employer matching feature and employee after-tax feature that are intended to comply with the requirements of Section 401(m) of the Code, and a catch-up contribution feature that is intended to comply with Section 414(v) of the Code. Further, the Plan is designed to be a “safe harbor” plan that is intended to comply with Section 401(k)(12) of the Code.

Article II

Definitions

     The following words or phrases whenever used in this Plan shall have the following meanings unless the context clearly demands otherwise:

Section 2.01 — Account or Participant’s Account

     Shall mean the sum of all the Participant’s individual Sub Accounts, including earnings and losses thereon, plus the balance of any outstanding loans.

Section 2.02 — Actual Retirement Date

     Shall mean the Participant’s Normal or Postponed Retirement Date.

Section 2.03 — Adjustment Factor

     Shall mean the cost-of-living adjustment factor prescribed by the Secretary of the Treasury under Section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

Section 2.04 — Affiliated Employer

     Shall mean any corporation which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) and which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

Section 2.05 — Annuity Starting Date

     Shall mean the first day of the first period for which an amount is payable as an annuity or, in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitle the Participant to such benefit.

Section 2.06 — Appropriate Request

     Shall mean a request by a Participant in the form and manner provided by the Committee that is appropriate for the intended purpose. If the Committee and the Plan’s recordkeeper so agree, an Appropriate Request may be executed over the telephone or internet. To constitute an Appropriate Request, such request must be completed correctly and, if required to be in writing, duly executed and delivered to the Committee or its designated representative.

Section 2.07 — Beneficiary

     Shall mean the Beneficiary or Beneficiaries entitled to any benefits under a Participant’s Account, as described in Section 9.01, upon the death of a Participant or a Beneficiary.

Section 2.08 — Board

     Shall mean the Board of Directors of the Sponsoring Employer.

Section 2.09 — Code

     Shall mean the Internal Revenue Code of 1986, as amended from time to time.

Section 2.10 — Catch-up Contributions

     Shall mean the amount contributed to the Plan pursuant to Section 4.01(e).

Section 2.11 — Committee

     Shall mean the Committee established under the provisions of Article XV.

Section 2.12 — Compensation

     Shall mean all salary and wages paid to an Employee by the Employer through the last day paid as recorded on the Employer’s payroll system for a Plan Year, as reported on Internal Revenue Form W-2, as illustrated at Appendix A, plus any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Sections 125, 132(f) and 401(k) of the Code.

     Appendix B identifies the paycodes if applicable and forms of compensation which are excluded from the definition of Compensation above.

     For purposes of Sections 4.02, 6.03, and Section 6.06, Compensation shall be considered for the period an Employee is eligible to participate in the Plan without regard to Section 10.02.

     This Plan shall not consider a Participant’s Compensation for any Plan Year in excess of the Section 401(a)(17) Limitation.

Section 2.13 — Compensation Reduction Contributions

     Shall mean the amount contributed to the Plan pursuant to Section 4.01(a).

Section 2.14 — Date of Employment

     Shall mean the first date on which an Employee performs an Hour of Service for the Employer.

Section 2.15 — Disability

     Shall mean the Participant’s qualification for disability benefits under the Employer’s long-term disability plan.

Section 2.16 — Employee

     Shall mean any person who is receiving compensation for personal services rendered in the employment of the Employer and shall include Leased Employees within the meaning of Section

414(n)(2) of the Code. Notwithstanding the foregoing, if such Leased Employees constitute less than twenty percent of the Employer’s non-highly compensated work force within the meaning of Section 414(n)(1)(C)(ii) of the Code, the term Employee shall not include those Leased Employees covered by a plan described in Section 414(n)(5)(B) of the Code.

Section 2.17 — Employee After-tax Contributions

     Shall mean the amount contributed to the Plan pursuant to Section 4.01(f).

Section 2.18 — Employer

     Shall mean Global eXchange Services, Inc., any Affiliated Employer and any employer who is not an Affiliated Employer, but who is owned in part by the Sponsoring Employer or an Affiliated Employer which, with the approval of the Board of Directors of the Sponsoring Employer and subject to such consideration as the Board of Directors may impose, adopts this Plan and any successor or successors of any of these entities by merger, purchase or otherwise which shall adopt this Plan.

     In determining service for purposes of determining an Employee’s eligibility to participate under the Plan, for vesting of benefits, in determining whether the Plan is Top-Heavy under Section 416 of the Code, in determining highly compensated employees under Section 414(q) of the Code, and in determining the limitation on annual additions under Section 415 of the Code, the term Employer shall include any Affiliated Employer. For all purposes under the Plan, an entity shall be included in the definition of Employer only during those periods when it was required to be classified as an Affiliated Employer under the Code unless it is treated differently by explicit reference elsewhere in the Plan. In applying the limitations of Section 415 of the Code, the definition of Affiliated Employer (and accordingly the definition of Employer) shall be modified by Section 415(h) of the Code.

Section 2.19 — Employer Matching Contributions

     Shall mean the amount contributed by the Employer pursuant to Section 4.01(b).

Section 2.20 — Employer Profit Sharing Contribution

     Shall mean contributions made in accordance with Section 4.01(c).

Section 2.21 — Employment Year

     Shall mean a twelve (12) month period commencing with the Employee’s most recent Date of Employment with the Employer or any anniversary thereof.

Section 2.22 — Entry Date

     Shall have the following meaning:

(a)	For a Full Time Employee, it shall be his date of hire; and

(b)	For a Part Time Employee, it shall be the first day immediately after following a Period of Service of one hundred and eighty (180) days. For purposes of computing the one hundred and eighty (180) days, service with GE Information Services, Inc. and any of its Affiliated Employers will be counted solely if the Employee is employed on the date that the payroll system changes from GE Information Services, Inc. to the Sponsoring Employer.

Section 2.23 — ERISA

     Shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 2.24 — Excess Aggregate Contribution

     Shall mean with respect to any Plan Year the excess of the aggregate amount of Employer Matching Contributions and Employee After-tax Contributions actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 6.06 of the Plan determined by reducing Employer Matching Contributions and Employee After-tax Contributions pursuant to Section 6.08(b) of the Plan.

Section 2.25 — Excess Compensation Reduction Contribution

     Shall mean the excess of an individual’s elective deferrals for any taxable year, as defined in Treasury Regulations Sections 1.402(g) — 1(b), which exceeds the applicable limit under Section 402(g)(1) of the Code for the taxable year.

Section 2.26 — Excess Contribution

     Shall mean with respect to any Plan Year the excess of the aggregate amount of Compensation Reduction Contributions actually made on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under the limitations of Section 6.03 of the Plan determined by reducing Compensation Reduction Contributions pursuant to Section 6.05(b) of the Plan.

Section 2.27 — Fiduciary

     Shall mean any person who: (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets; (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan or has any authority or responsibility to do so; or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer, the Board, the Board of Directors of any Employer, the Plan Administrator, the Committee, and the Investment Committee.

Section 2.28 — Fiscal Year

     Shall mean the twelve (12) month period commencing January 1 and ending on the following December 31.

Section 2.29 — Forfeiture

Shall mean that portion of a Participant’s Account that is not Vested, and occurs on the earlier of:

(a)	the distribution of the entire Vested portion of a Participant’s Account; or

(b)	the last day of the Plan Year in which the Participant incurs five (5) consecutive One-Year Periods of Severance.

Section 2.30 — Former Participant

     Shall mean a person who has been a Participant but who ceased to be a Participant for any reason.

Section 2.31 – Full Time Employee

     Shall mean an Employee who is scheduled to work thirty (30) or more Hours per week.

Section 2.32 — Highly Compensated Employee

     Shall mean an Employee who is (a) a five percent (5%) owner (as described in Section 416(i)(l)(B) of the Code) in either the current Plan Year or prior Plan Year, or (b) received Testing Compensation from the Employer in excess of $85,000, as indexed pursuant to Section 414(q)(l)(B) of the Code, in the prior Plan Year. The Employer elects that the group of Employees determined to be Highly Compensated Employees be limited to the top paid group.

     For purposes of this section, the top paid group shall mean the top twenty percent (20%) of Employees who performed services for the Employer during the applicable year, ranked according to the amount of Compensation received from the Employer during such year. For purposes of determining the top paid group, if applicable, the following Employees should be excluded:

(a)	Employees with less than six (6) months of service as of the end of the Plan Year;

(b)	Employees who normally work less than seventeen and one-half (171/2) hours per week;

(c)	Employees who normally work during less than six (6) months during any year;

(d)	Employees who have not yet attained age twenty-one (21) as of the end of the Plan Year; and

(e)	Employees who are non-resident aliens and who received no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer constituting United States source income within the meaning of Section 861(a)(3) of the Code.

Section 2.33 — Hour or Hour of Service

     Shall mean each Hour for which an Employee is directly or indirectly paid or entitled to payment for the performance of duties for an Employer (as defined in Section 29 CFR 2530.200b-1 or such other regulations as may be issued by the Department of Labor).

Section 2.34 — Investment Funds

     Shall mean the funds as described in Section 5.06.

Section 2.35 — Leased Employee

     Shall mean any person who provides services to the Employer if:

(a)	such services are provided pursuant to an agreement between the Employer and any other person;

(b)	such person has performed such services for the Employer (or the Employer and related persons) on a substantially full-time basis for a period of at least one (1) year; and

(c)	such services are performed under the primary direction or control of the Employer.

     Service as a Leased Employee shall count as service for purposes of eligibility and vesting under the Plan.

Section 2.36 — Limitation Year

     Shall mean the Plan Year.

Section 2.37 — Married Participant

     Shall mean a Participant who is lawfully married to the same spouse for at least one (1) year on the date Plan benefits are payable.

Section 2.38 — Non-highly Compensated Employee

     Shall mean an Employee who is not a Highly Compensated Employee.

Section 2.39 — Normal Retirement Age

     Shall mean a Participant’s sixty-fifth (65th) birthday. An Employee shall be one hundred percent (100%) Vested in his Participant Account upon attainment of his Normal Retirement Age.

Section 2.40 — Normal Retirement Date

     Shall mean the first day of the calendar month coincident with or next following the Participant’s sixty-fifth (65th) birthday.

Section 2.41 — One-Year Period of Severance

     Shall mean a twelve (12) consecutive month period beginning on a Severance From Service Date and ending on the first anniversary of such date, provided the Employee is not credited with an Hour of Service for the performance of duties for an Employer during such period.

Section 2.42 — Participant

     Shall mean any Employee who becomes a Participant pursuant to Article III and continues to be entitled to any benefits under the Plan.

Section 2.43 — Part Time Employee

     Shall mean an Employee who is scheduled to work less than thirty (30) Hours per week.

Section 2.44 — Participant’s Rollover Account

     Shall mean a Sub Account established pursuant to Section 11.01 of the Plan.

Section 2.45 — Period of Service

     Shall mean a Period of Service commencing on an Employee’s Date of Employment or Reemployment Commencement Date, whichever is applicable, and ending on his Severance From Service Date. All Periods of Service shall be aggregated on a uniform and consistent basis.

     If an Employee severs from service by reason of a quit, discharge, or retirement and the Employee then performs an Hour of Service within twelve (12) months of the Severance From Service Date, then such period of severance shall be taken into account for purposes of vesting.

     Notwithstanding the preceding paragraph of this section, if an Employee severs from service by reason of a quit, discharge, or retirement during an absence from service of twelve (12) months or less (such absence being for any reason other than a quit, discharge, retirement, or death), and if such Employee then performs an Hour of Service within twelve (12) months of the date on which the Employee was first absent from service, then such Period of Severance shall be taken into account for purposes of vesting.

Section 2.46 — Period of Severance

     The period of time commencing on an Employee’s Severance From Service Date and ending on the date on which the Employee again performs an Hour of Service for an Employer.

Section 2.47 — Plan

     Shall mean the GXS Investment and Savings Plan.

Section 2.48 — Plan Administrator

     Shall mean the individual or entity designated in Section 15.01 of the Plan.

Section 2.49 — Plan Year

     Shall mean the twelve (12) month period commencing January 1 and ending on the following December 31. The first Plan Year shall be a short Plan Year commencing November 1, 2002 and ending December 31, 2002.

Section 2.50 — Postponed Retirement Date

     Shall mean the first day of any month coincident with or subsequent to a Participant’s termination of employment after his Normal Retirement Date.

Section 2.51 — Qualified Employer Profit Sharing Contribution

     Shall mean a contribution made in accordance with Section 4.01(d); allocated pursuant to Section 4.02(d); subject to the vesting rules of Section 7.01; subject to the withdrawal rules of Section 10.01; and meeting the conditions of Treasury Regulations Section 1.401(k)-1(b)(5).

Section 2.52 — Re-Employment Commencement Date

     Shall mean the first day following a One-Year Period of Severance in which an Employee is credited with an Hour of Service for the performance of duties for an Employer.

Section 2.53 — Rollover Contributions

     Shall mean contributions made to the Plan in accordance with Article XI of the Plan.

Section 2.54 — Safe Harbor Plan

     Shall mean a plan which:

(a)	The Employer Matching Contributions on behalf of each Employee who is not a Highly Compensated Employee meets the requirements of Section 401(k)(12)(B)(i) of the Code;

(b)	The rate of Employer Matching Contributions with respect to elective contributions to any Highly Compensated Employee is equal to or less than the rate of Employer Matching Contributions of any Non-highly Compensated Employee;

(c)	Employer Matching Contributions are always one hundred percent (100%) vested;

(d)	Employer Matching Contributions are subject to the withdrawal restrictions of Section 10.01 of the Plan; and

(e)	Each Employee eligible to participate in the Plan is provided, within a reasonable period prior to any Plan Year, written notice of the eligible Employee’s rights and obligations under the Plan which is sufficiently accurate and comprehensive to inform the eligible Employee of such rights and obligation and is written in a manner calculated to be understood by the average eligible Employee.

Section 2.55 — Section 401(a)(17) Limitation

     Shall mean for the Plan Years beginning after December 31, 2001, $200,000 as indexed by Section 401(a)(17)(B) of the Code. The Section 401(a)(17) Limitation shall be prorated for the short Plan Year beginning November 1, 2002 and ending December 31, 2002.

Section 2.56 — Severance From Service Date

     Shall mean the earlier of:

(a)	The date on which an Employee quits, retires, dies, or the later of (i) discharge or (ii) expiration of the Service Protection Benefit; or

(b)	(1)	The first anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with the Employer for any reason other than quit, retirement, discharge or death, such as vacation, holiday, sickness, disability, leave of absence or lay-off;

	(2)	The second anniversary of the first day of a period in which an Employee remains absent from service (with or without pay) with an Employer by reason of pregnancy, the birth of the Employee’s child, the placement of a child with the Employee in connection with the adoption of such child by such Employee, or the need to care for such Employee’s child during the period immediately following such child’s birth or placement.For a Participant who is absent from service on account of pregnancy, the birth of the Employee’s child, child placement or child care, the period between the first anniversary of the first day of the absence and the second anniversary of the first day of the absence is neither a Period of Service nor a Period of Severance.

Section 2.57 — Sponsoring Employer

Shall mean Global eXchange Services, Inc.

Section 2.58 — Sub Account

     Shall mean any of the following Accounts: Catch-up Contribution Account; Compensation Reduction Contribution Account; Employer Matching Contribution Account; Qualified Employer Profit Sharing Contribution Account; Employer Profit Sharing Contribution Account; Employee After-tax Contribution Matched Account; Employee After-tax Contribution Unmatched Account; and Participant’s Rollover Account.

Section 2.59 — Testing Compensation

     Shall mean the total compensation paid to an Employee by the Employer during any calendar year as reported on Internal Revenue Service Form W-2, Box-1 or such successor box which describes “wages, tips, other compensation” plus any amount contributed by the Employer pursuant to a salary reduction agreement and which is not includable in the gross income of the Employee under Sections 125, 132(f), 401(k), 401(h) and 132(f) of the Code.

     For purpose of Sections 6.03 and 6.06, Testing Compensation shall be considered for the period an Employee is eligible to participate in the Plan without regard for Section 10.02 of the Plan.

     For each Plan Year, Testing Compensation shall be limited by the Section 401(a)(17) Limitation.

Section 2.60 — Trust

     Shall mean the legal entity resulting from the trust agreement between the Employer and the Trustees who receive the contributions of the Employer and hold, invest and disburse funds to or for the benefit of the Participants and their Beneficiaries.

Section 2.61 — Trust Fund

     Shall mean the total of contributions made by the Employer to the Trust pursuant to the Plan, increased by profits, gains, income and recoveries received and decreased by losses, depreciation, benefits paid and expenses incurred in the administration of the Trust and Plan. The Trust Fund shall include all assets acquired by investment and reinvestment which are held in the Trust by the Trustees.`

Section 2.62 — Trustees

     Shall mean the party or parties, individual or corporate, named in the trust agreement executed by the Employer and the Trustees and any duly appointed additional or successor Trustee or Trustees acting hereunder.

Section 2.63 — USERRA

     Shall mean the Uniformed Service Employment and Reemployment Rights Act of 1994.

Section 2.64 — Valuation Date

     Shall mean each business day of the Plan Year.

Section 2.65 — Vested

     Shall mean the portion of a Participant’s Account which is non-forfeitable.

Section 2.66 — Vesting Service

     Shall mean the sum of the Employee’s Periods of Service and any Period of Severance of a duration of less than twelve (12) months. For this purpose, twelve (12) months shall equal one (1) year of Vesting Service and any remainder of less than twelve (12) months shall be disregarded for determining Vesting Service.

     Vesting Service will be computed based on employment with the Employer and prior service with any other entity will not be so credited.

Article III

Eligibility, Enrollment and Participation

Section 3.01 — Eligibility

     Each Employee of the Employer shall automatically become a Participant of the Plan for all purposes on his Entry Date. An Employee shall participate for purposes of Compensation Reduction Contributions, Catch-up Contributions and After-tax Contributions as of the payroll period which is administratively practicable following the Entry Date.

Section 3.02 — Employees Ineligible to Participate

     The following Employees shall not be eligible to participate in the Plan:

(a)	Leased Employees;

(b)	Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be collectively bargained between employee representatives and one or more Employers, if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such Employer or Employers. Notwithstanding, such employee representatives may bargain for participation of collectively bargained employees in this Plan and the participation of any such unit shall be evidenced by the collectively bargained agreement and by Plan amendment to Section 3.01;

(c)	Employees who are nonresident aliens who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from the Employer which constitutes income from sources within the United States;

(d)	Individuals who have employment contracts which exclude participation in the Plan; and

(e)	Individuals who are classified as “independent contractors,” “consultants” or “leased employees” or any other individual not classified as an Employee by the Employer, regardless of such individuals’ classification by the Internal Revenue Service for tax withholding purposes or by any other person for any other purpose.

Section 3.03 — Enrollment and Participation

     The Employer shall notify in writing each Employee who is eligible to join the Plan and shall explain the rights, privileges, and duties of a Participant of the Plan.

     To participate in the Plan for purposes of making a Compensation Reduction Contribution or After-tax Contribution, an Employee must submit an Appropriate Request to the Employer. An Employee who fails to initially enroll in the Plan may enroll by submitting an Appropriate Request to the Employer at any later date. Compensation Reduction Contributions or After-tax Contributions will commence by salary reduction or salary deduction as soon as administratively practicable after the Employer receives an Appropriate Request.

     An Employee who does not elect to make a Compensation Reduction Contribution or After-tax Contribution will be eligible to receive a Qualified Employer Profit Sharing Contribution or a Employer Profit Sharing Contribution if the Employer elects to make such a contribution.

Section 3.04 — Termination of Participation

     Each person who becomes a Participant shall remain a Participant so long as he remains an active Employee or maintains an Account balance. If a Participant terminates employment with no balance in his Account, he shall cease being a Participant upon his termination of employment.

Section 3.05 — Re-Employment After Termination of Participation

     An Employee who had satisfied the eligibility requirements for participation in the Plan prior to termination of employment will become a Participant on the date he again becomes an Employee.

Section 3.06 — Change in Eligibility Classification

     In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, such Employee will participate immediately upon returning to an eligible class of Employees.

     In the event an Employee who is not a member of an eligible class of Employees becomes a member of the eligible class of Employees, such Employee will participate in the Plan on the earlier of (a) upon becoming a member of the eligible class of Employees if such Employee satisfied the eligibility requirements of Section 3.01 of the Plan and would have otherwise previously become a Participant or (b) upon meeting the eligibility requirements of Section 3.01 of the Plan. If the Employee met the eligibility requirements while in an ineligible class, participation shall be immediate upon becoming a member of the eligible class.

Article IV

Contributions and Allocations

Section 4.01 —	Contributions

     Contributions to the Plan shall consist of the following:

(a)	Compensation Reduction Contributions which shall be any contribution made through payroll reduction by the Employee to a Participant’s Account pursuant to a Compensation Reduction Election other than a Catch-up Contribution;

(b)	Employer Matching Contributions which shall be discretionary contributions to a Participant’s Account based on an Employee’s Compensation Reduction Contributions and/or After-tax Contributions;

(c)	Employer Profit Sharing Contributions which shall be a discretionary contribution made to a Participant’s Account regardless of whether a Participant made Compensation Reduction Contributions;

(d)	Qualified Employer Profit Sharing Contributions which shall be a discretionary contribution made to the Participant’s Account of a Non-Highly Compensated Employee regardless of whether a Participant made Compensation Reduction Contributions;

(e)	Catch-up Contributions which shall be any contribution to the Plan made through payroll reduction other than a Compensation Reduction Contribution by a Participant who is eligible by reason of Section 4.05(a) of the Plan. Catch-up Contributions will first be effective January 1, 2003; and

(f)	After-tax Contributions which shall be any contribution made to the Plan through a payroll deduction by the Participant.

Section 4.02 —	Allocation of Contribution

     The recordkeeper shall establish and maintain the appropriate Sub Accounts in the name of each Participant to which the recordkeeper shall credit all amounts allocated to each Participant as hereafter set forth:

(a)	To each Participant’s Compensation Reduction Contribution Account, an amount equal to the amount of each Participant’s Compensation Reduction Contributions;

(b)	To each Participant’s Employer Matching Contribution Account, an amount equal to one hundred percent (100%) of his Compensation Reduction Contributions and/or After-tax Contributions up to the first three percent (3%) of the Participant’s Compensation and an amount equal to fifty percent (50%) of his Compensation Reduction Contributions and/or After-tax Contributions up to the next percent (2%) of the Participant’s Compensation. Employer Matching Contributions shall be remitted to the Trustee on a payroll basis in the same manner and timing as Compensation Reduction Contributions;

(c)	To each Participant’s Employer Profit Sharing Account, an amount in the same proportion that each Participant’s Compensation for the Plan Year bears to the total Compensation of all such Participants for the Plan Year;

(d)	To each Qualified Employer Profit Sharing Account of a Participant who is a Non-highly Compensated Employee an amount in the same proportion that each such Non-highly Compensated Employee’s Compensation for the Plan Year bears to the total Compensation of all such Non-highly Compensated Employees for such Plan Year;

(e)	To each Participant’s Catch-up Contribution Account, an amount equal to such Participant’s Catch-up Contribution; and

(f)	To each Participant’s After-tax Contribution Account, an amount equal to such Participant’s After-tax Contribution.

However, a Participant whose IEA benefit has expired prior to the last day of the Plan Year shall not share in the allocation of Employer Profit Sharing Contributions or the Qualified Employer Profit Sharing Contributions.

Section 4.03 —	Regulations for Compensation Reduction Contributions

(a)	Each Employee who is eligible pursuant to Section 3.01 may elect to make a Compensation Reduction Contribution election by giving an Appropriate Request to the Employer which shall be in even dollar amounts but not less than one percent (1%) or greater than fifty percent (50%) of the Participant’s Compensation. The 50% shall be reduced by any of the Participant’s After-tax Contributions.

(b)	By delivering an Appropriate Request to the Employer, a Participant may increase or decrease his Compensation Reduction Contribution election within the limits established by the preceding paragraph. The change will be effective as soon as administratively practicable following the date the Appropriate Request was received by the Employer.

(c)	A Participant may cease his Compensation Reduction Contributions to the Plan by delivering an Appropriate Request to the Employer at any time. The Employer will cease making payroll reductions effective as soon as administratively possible after receipt of the Appropriate Request. The Participant may execute a new Compensation Reduction Contribution election at any time following the cessation of his Compensation Reduction Contribution. Any new Compensation Reduction Contribution election shall be effective as soon as administratively practicable following the date the Appropriate Request was received by the Employer.

(d)	When a Participant reaches the contribution limit described in Section 6.01 of the Plan, his Compensation Reduction Contribution election will automatically switch to After-tax Contributions until the earlier of (i) the end of the calendar year, or (ii) the date the election is changed pursuant to an Appropriate Request.

Section 4.04 —	Regulations for After-tax Contributions

(a)	Each Employee who is eligible pursuant to Section 3.01 may elect to make an After-tax Contribution election by giving an Appropriate Request to the Employer which shall be in even dollar amounts but not less than one percent (1%) or greater than fifty percent (50%) of the Participant’s Compensation. The 50% shall be reduced by any of the Participant’s Compensation Reduction Contribution.

(b)	By delivering an Appropriate Request to the Employer, a Participant may increase or decrease his After-tax Contribution within the limits established by the preceding paragraph. The change will be effective as soon as administratively practicable following the date the Appropriate Request was received by the Employer.

(c)	A Participant may cease his After-tax Contributions to the Plan by delivering an Appropriate Request to the Employer at any time. The Employer will cease making payroll deductions effective as soon as administratively possible after receipt of the Appropriate Request. The Participant may execute a new After-tax Contribution election at any time following the cessation of his After-tax Contribution. Any new After-tax Contribution election shall be effective as soon as administratively practicable following the date the Appropriate Request was received by the Employer.

Section 4.05 —	Regulations for Catch-up Contributions

(a)	All Participants who will attain age fifty (50) during a calendar year will be eligible to make Catch-up Contributions effective as of the first day of such calendar year. Catch-up Contributions shall be made in accordance with and subject to the limitations of Section 414(v) of the Code;

(b)	Such Catch-up Contributions shall not be taken into account for purposes of the Plan implementing the required limitations of Section 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions;

(c)	Each Participant who is eligible pursuant to Section 4.05(a) may elect to make a Catch-up Contribution election by giving the Appropriate Request to the Employer which shall be in dollar amounts not greater than fifty (50%) of the Participant’s Compensation;

(d)	By delivering an Appropriate Request to the Employer, a Participant may increase or decrease his Catch-up Contribution election within the limits established by the preceding paragraph. The change will be effective as soon as administratively practicable following the date the Appropriate Request was received by the Employer; and

(e)	A Participant may cease his Catch-up Contributions to the Plan by delivering an Appropriate Request to the Employer at any time. The Employer will cease making payroll reductions effective as soon as administratively possible after receipt of the Appropriate Request. The Participant may execute a new Catch-up Contribution election at any time following the cessation of his Catch-up Contribution. Any new Catch-up Contribution election shall be effective as soon as administratively practicable following the date the Appropriate Request was received by the Employer.

Section 4.06 —	Time of Payment of Compensation Reduction Contributions, Catch-up Contributions, After-tax Contributions and Qualified Employer Profit Sharing Contributions

     The Employer shall pay to the Trustee its Compensation Reduction Contributions, Catch-up Contributions and After-tax Contributions no later than fifteen (15) days following the month in which such collective contributions would have been payable to the Participant as compensation and shall pay its Qualified Employer Profit Sharing Contributions to the Trustee for each Fiscal Year not later than the end of the twelve-month period immediately following the Plan Year to which the contribution relates (or within the time prescribed by regulations issued by the Secretary of the Treasury).

Section 4.07 —	Time of Payment of Employer Matching Contributions and Employer Profit Sharing Contributions

     The Employer shall pay to the Trustee its Employer Matching Contributions and Employer Profit Sharing Contributions to the Plan for each Fiscal Year no later than the time prescribed by law, including extensions of time, for the filing of the Employer’s federal income tax return for the Fiscal Year.

Section 4.08 —	Prohibition Against Assets Returning to Employer

     Except as provided in the following Paragraphs (a), (b) and (c), the assets of the Plan shall never inure to the benefit of an Employer, and shall be held for the exclusive purposes of providing benefits to Participants and/or their joint annuitants and Beneficiaries, and for defraying the reasonable expenses of administering the Plan:

(a)	In the case of an Employer contribution which in the sole opinion of the Committee is made by virtue of a mistake of fact, this section shall not prohibit the return of such contribution to the Employer within one (1) year after the payment of the contribution;

(b)	An Employer contribution under this Plan is automatically conditioned upon the deductibility of the contribution under Section 404 of the Code, or any successor provision thereto, then to the extent such contribution is disallowed, this section shall require the return to the Employer of such contribution (to the extent disallowed) within one (1) year after such disallowance of the deduction; and

(c)	If an Employer contribution is conditioned upon initial qualification of the Plan under Section 401(a) of the Code, or any successor provision thereto, and if the Plan does not so qualify, then this section shall not prohibit the return of such contribution to the Employer within one (1) year after the date of denial of qualification of the Plan, but only if application for qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of Treasury may prescribe.

Section 4.09 —	Profits Not Required

     Employer contributions to this Plan shall not be precluded because the Employer does not have current or accumulated earnings. Notwithstanding the existence of current or accumulated earnings, the Employer may determine in its sole discretion that no Employer Matching Contribution, Qualified Employer Profit Sharing Contribution or Employer Profit Sharing Contribution shall be made for such Plan Year or portion thereof.

Section 4.10 —	Forfeiture

     Forfeitures shall be utilized to reduce the Employer Matching Contribution, fund an Employer Profit Sharing Contribution or defray Plan administrative expense. Forfeitures shall be first utilized by the Employer in the Plan year in which the Forfeiture occurs or is deemed to occur.

Article V

Participant Accounts

Section 5.01 —	Separate Accounts

     The recordkeeper shall maintain a separate Account for each Participant, which Account shall reflect his interest in the Trust. Each separate account shall be comprised of the Participant’s Sub Accounts as described in Section 2.58 of the Plan.

Section 5.02 —	Valuation of Separate Accounts

     As of each Valuation Date, the Trustees shall adjust the previous Valuation Date’s Account balance for Contributions under Section 4.01 of the Plan, earnings, gains or losses, withdrawals, expenses, Participant loans, and additions to any other Sub Accounts in order to obtain a new Account balance.

Section 5.03 —	Assumption of Risk by Participant

     Each Participant (or his Beneficiary) assumes the risk in connection with any decrease in value of his separate Account, and such Account shall be the sole source of payments to be made to each Participant (or his Beneficiary) under the Plan.

Section 5.04 —	Election of Investment Fund

     Each Contribution source in Section 4.01 of the Plan shall be subject to a separate investment election.

     Each Participant shall have the exclusive authority to direct the investment of his Account among the Investment Funds designated by the Employer. The Participant shall elect, by an Appropriate Request to the Employer, to have a minimum of one percent (1%) of such amounts invested in one of such Investment Funds with the balance invested, in multiples of one percent

(1%), among the other such Investment Funds, such that the total of each Participant’s investment choices as allocated hereunder shall add up to one hundred percent (100%).

     The Participant by an Appropriate Request shall notify the Trustee of the Participant’s initial investment selection. If a Participant fails to designate an Investment Fund, all contributions allocable to his Account shall be placed in the Stable Value Fund.

Section 5.05 —	Change in Investment Election

     A Participant shall be permitted to change the amount of his Account balance to be invested in a particular Investment Fund or Investment Funds at any time subject to the following conditions:

(a)	The Participant shall have sole responsibility for change in investment elections. The Participant shall make such change utilizing an Appropriate Request.

(b)	The Appropriate Request shall specify in multiples of one percent (1%) or even dollar amounts the Investment Fund or Investment Funds from which the withdrawal is to be made and the Investment Fund or Investment Funds which shall receive the transfer.

(c)	The change shall be effective as soon as practicable after receipt of an Appropriate Request.

     Notwithstanding any other provision of this Plan, the change in the investment of a Participant’s Account shall be subject to the rules of the Investment Funds in which the Participant’s Account is invested or is to be invested.

Section 5.06 —	Investment Funds

     The Employer may select and change investment vehicles as it sees advisable.

Article VI

Limitation on Contributions

Section 6.01 —	Maximum Amount of Compensation Reduction Contributions

     An Employee shall not be permitted to have Compensation Reduction Contributions or other elective deferrals, as defined in Treasury Regulations Section 1.402(g)-1(b), made under this Plan or in combination with any plan maintained by the Employer or an Affiliated Employer during any taxable year in excess of $11,000 multiplied by the Adjustment Factor as provided by the Secretary of the Treasury.

Section 6.02 —	Distribution of Excess Compensation Reduction Contributions

     Notwithstanding any other provision of the Plan, Excess Compensation Reduction Contributions and income allocable thereto shall be distributed no later than each April 15 to Participants who have incurred Excess Compensation Reduction Contributions for the preceding taxable year. The Participant must make an Appropriate Request by March 1 that an Excess Compensation Reduction Contribution has been made and that he is allocating to this Plan an Excess Compensation Reduction Contribution of a specified amount. To the extent a Participant has made Excess Compensation Reduction Contributions for the taxable year, taking into account this Plan and all plans maintained by the Employer and Affiliated Employers, such Participant shall be deemed to have notified the Plan of such Excess Compensation Reduction Contributions. Any distribution of Excess Compensation Reduction Contributions under this Section shall be so designated to the Participant as a distribution of Excess Compensation Reduction Contributions.

     A Participant who has made an Excess Compensation Reduction Contribution may receive a corrective distribution during the same taxable year if he makes an Appropriate Request that an

Excess Compensation Reduction Contribution was made on his behalf and requests a distribution, or such Excess Compensation Reduction Contribution is made to this Plan or all plans maintained by the Employer and Affiliated Employers. If the Excess Compensation Reduction Contribution was made to only plans sponsored by the Employer and Affiliated Employers, then such Participant shall be deemed to have notified the Plan of such Excess Compensation Reduction Contribution. The corrective distribution shall be made after the date on which the Plan received the Excess Compensation Reduction Contribution.

     The amount of Excess Compensation Reduction Contribution that may be distributed with respect to a Participant for a taxable year shall be reduced by any Excess Contribution previously distributed with respect to the Participant for the Plan Year beginning with or within the taxable year.

     The Excess Compensation Reduction Contribution shall be adjusted for income or loss. The income or loss allocable to the Excess Compensation Reduction Contribution for the Participant’s taxable year shall be determined by multiplying such income or loss by a fraction of which the numerator is equal to the Excess Compensation Reduction Contributions for the taxable year and the denominator is equal to the sum of the total Account balance of the Participant attributable to Compensation Reduction Contributions at the beginning of the Participant’s taxable year plus the Compensation Reduction Contributions made for the taxable year.

     In the alternative, the Plan may utilize any reasonable method for computing income or loss allocable to Excess Compensation Reduction Contributions, provided:

(a)	Such method does not violate Section 401(a)(4) of the Code;

(b)	Such method is used consistently for all Participants and for all corrective distributions under the Plan for a Plan Year; and

(c)	Such method is utilized by the Plan for allocating income to Participant’s Accounts.

Section 6.03 —	Average Actual Deferral Percentage Test

     The Average Actual Deferral Percentage Test shall be deemed to be passed for all Plan Years during which this Plan is a Safe Harbor Plan.

     At such intervals as it shall deem proper, the Committee shall review each Participant’s Compensation Reduction Election in order to determine that the Compensation Reduction Contributions, with respect to all Participants, satisfy one of the tests as described in either (a) or (b), below, as of the last day of the Plan Year.

(a)	(1)	The Average Actual Deferral Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

	(2)	The Average Actual Deferral Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Actual Deferral Percentage for eligible Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for eligible Participants who are Non-highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

(b)	(1)	The Average Actual Deferral Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year Average Actual Deferral Percentage multiplied by 1.25; or

	(2)	The Average Actual Deferral Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year Average Actual Deferral Percentage multiplied by 2, provided that the Average Actual Deferral Percentage for eligible Participants who are Highly Compensated Employees does not exceed the Prior Plan Year Average Actual Deferral Percentage by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

     Prior Plan Year Average Actual Deferral Percentage shall mean the Average Actual Deferral Percentage for Non-highly Compensated Employees calculated for the Plan Year ending immediately prior to the applicable Plan Year and without regard to whether such Employees continue as Employees, Non-highly Compensated Employees or Participants in the applicable Plan Year.

     Actual Deferral Percentage shall mean the ratio (expressed as a percentage) of the Compensation Reduction Contributions and Qualified Employer Profit Sharing Contributions made on behalf of the eligible Participant for the Plan Year to the eligible Participant’s Testing Compensation for the Plan Year.

     Average Actual Deferral Percentage shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the eligible Participants in the group.

     The Employer shall use the current year method in (a) above, unless it elects to change to the prior year method in (b) above pursuant to IRS Notice 98-1.

Section 6.04 —	Special Rules: Actual Deferral Percentage and Prior Plan Year Average Actual Deferral Percentage

(a)	For purposes of this Article VI, the Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Compensation Reduction Contributions or Qualified Employer Profit Sharing Contributions allocated to his Account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Compensation Reduction Contributions and Qualified Employer Profit Sharing Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more plans or arrangements described in Section 401(k) of the Code that have different Plan Years, all such arrangements ending with or within the same calendar year shall be treated as a single arrangement.

(b)	In the event that this Plan satisfied the requirements of Sections 401(k), 401(a)(4), or 410(b) of the Code only if aggregated with one or more other plans, or if one or more plans satisfy the requirements of such section of the Code only if aggregated with this Plan, then this section will be applied by determining the Actual Deferral Percentage of Participants as if all such plans were a single plan. Plans may be aggregated in order to satisfy Section 401(k) of the Code only if they have the same Plan Year.

(c)	In order for Compensation Reduction Contributions made to the Plan after the end of the Plan Year but on or before the end of the next Plan Year be utilized for the Average Actual Deferral Percentage Test for the preceding Plan Year, the following requirements must be met:

(1)	The contributions must be allocated to the Participant’s Account for the previous Plan Year;

(2)	The allocation is not contingent upon the Employee’s participation in the Plan or performance of services on any date after the allocation date; and

(3)	The elective contributions are related to Compensation that either:

(A)	would have been received by the Employee in the Plan Year but for the Employee’s election to make a Compensation Reduction Contribution; or

(B)	is attributable to services performed by the Employee in the Plan Year, and but for the Employee’s election to make a deferral, would have been received by the Employee within two and one-half (21/2) months after the close of the Plan Year.

(d)	If the Employer elects the testing methodology of Section 6.03(a)(1) or 6.03(a)(2), then the Employer may change to the testing methodology of Section 6.03(b)(1) or (2) only as described in IRS Notice 98-1.

(e)	The determination and treatment of the Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

Section 6.05 —	Action to Be Taken if Tests Are Not Satisfied

(a)	In the event the Committee determines that one of the tests set forth in Section 6.03 is not satisfied at the time of its review hereunder, it may require that one or more Participants adjust their Compensation Reduction Contribution election as of the first pay period in the month next following receipt of the test results, in order that one of the tests set forth in Section 6.03(a) or (b) above is thereafter satisfied or, to the extent permitted by law, the Committee shall have the power and authority to return all or any part of the Compensation Reduction Contributions of one or more Participants in cash within seventy-five (75) days after the end of the Plan Year but in no instance later than the last day of the Plan Year following the Plan Year for which the Excess Contribution was made solely to the extent necessary to satisfy one of the tests set forth in Section 6.03(a) or (b).

(b)	If, at the end of the Plan Year, it has been determined that neither of the tests in Section 6.03(a) or (b) have been passed, the Committee shall distribute the Excess Contributions and income attributable thereto, in the following manner, so that one of the tests in Section 6.03(a) or (b) are passed:

(1)	First, the total dollar amount of Excess Contributions to be returned shall be calculated. The total dollar amount of Excess Contributions to be returned shall be the amount by which the Actual Deferral Percentage of the Highly Compensated Employee with the highest Actual Deferral Percentage must be reduced to (A) enable the arrangement to satisfy one of the tests described in Section 6.03(a) or (b), or (B) cause such Highly Compensated Employee’s Actual Deferral Percentage to equal the ratio of the Highly Compensated

Employee with the next highest Actual Deferral Percentage. This procedure shall be repeated until the Plan would satisfy one of the tests described in Section 6.03(a) or (b), and the total dollar amount of Excess Contributions to be returned shall be the cumulative amount of such reductions above.

(2)	Second, the total dollar amount of Excess Contributions shall be returned by reducing and returning the Compensation Reduction Contributions of the Highly Compensated Employees. For this purpose, the Compensation Reduction Contributions of the Highly Compensated Employee with the highest dollar amount of Compensation Reduction Contributions shall be reduced by the amount required to cause that Highly Compensated Employee’s Compensation Reduction Contributions to equal the dollar amount of Compensation Reduction Contributions of the Highly Compensated Employee with the next highest dollar amount of Compensation Reduction Contribution. This dollar amount shall then be distributed to the Highly Compensated Employee with the highest dollar amount. However, if a lesser reduction, when added to the total dollar amount already distributed would equal the total dollar amount of Excess Contributions, the lesser amount shall be distributed. This procedure shall be repeated until the total dollar amount of Excess Contributions as calculated in (1) above is distributed.

(c)	Excess Contributions that are to be distributed shall be reduced by any Excess Compensation Reduction Contributions previously distributed to such Highly

Compensated Employee for the taxable year of the Highly Compensated Employee ending with or within such Plan Year.

(d)	The Excess Contributions that are to be distributed shall be adjusted for income or loss. The income allocable to such Excess Contributions shall be equal to the allocable gain or loss for the Plan Year. The income or loss allocable to Excess Contributions shall be determined by multiplying the income or loss allocable to the Participant’s Compensation Reduction Contributions and Qualified Employer Profit Sharing Contributions, if applicable, for the Plan Year by a fraction, of which the numerator is equal to the Excess Contributions for the Participant for the Plan Year and the denominator is equal to the sum of the total Account balance attributable to Compensation Reduction Contributions and Qualified Employer Profit Sharing Contributions, if applicable, as of the beginning of the Plan Year plus the Participant’s Compensation Reduction Contribution and any Qualified Employer Profit Sharing Contribution made for the Plan Year.

In the alternative, the Plan may utilize any reasonable method for computing income allocable to Excess Contributions provided:

(1)	Such method does not violate Section 401(a)(4) of the Code;

(2)	Such method is used consistently for all Participants and for all corrective distributions under the Plan; and

(3)	Such method is utilized by the Plan for allocating income to Participant’s Accounts.

(e)	If Excess Contributions are returned to the Participant in accordance with this Section, the Participant shall immediately forfeit any Employer Matching

Contribution that were made pursuant to Section 4.02(b) to match such returned Excess Contributions.

Section 6.06 —	Average Contribution Percentage Test and Prior Plan Year Average Contribution Percentage

     The Average Contribution Percentage Test, solely with respect to Employer Matching Contributions, shall be deemed to be passed for all Plan Years during which this Plan is a Safe Harbor Plan. Notwithstanding, the Employer may elect not to utilize the Safe Harbor Plan exception for purposes of the Average Contribution Percentage Test and elect to test both Employee After-tax Contributions and Employer Matching Contributions together when performing such test.

     At such intervals as it shall deem proper, the Committee shall review each Participant’s Employee After-tax Contribution and the Employer Matching Contributions in order to determine that the sum of the Employee After-tax Contributions and the Employer Matching Contributions satisfy one of the tests as described in either (a) or (b), below, as of the last day of the Plan Year:

(a)	(1)	The Average Contribution Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for eligible Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

	(2)	The Average Contribution Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are eligible Non-highly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for eligible Participants who are

		Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are eligible Non-highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

(b)	(1)	The Average Contribution Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year Average Contribution Percentage multiplied by 1.25; or

	(2)	The Average Contribution Percentage for eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Prior Plan Year Average Contribution Percentage multiplied by 2, provided that the Average Contribution Percentage for eligible Participants who are Highly Compensated Employees does not exceed the Prior Plan Year Average Contribution Percentage for Participants by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

     Prior Plan Year Average Contribution Percentage shall mean the Average Contribution Percentage of Non-highly Compensated Employees calculated for the Plan Year ending immediately prior to the applicable Plan Year and without regard to whether such Employees continue as Employees, Non-highly Compensated Employees or Participants in the applicable Plan Year.

     Contribution Percentage shall mean the ratio (expressed as a percentage) of the sum of the Employee After-tax Contributions and Employer Matching Contributions under the Plan on behalf of the eligible Participant for the Plan Year to the eligible Participant’s Testing Compensation for the Plan Year.

     Average Contribution Percentage shall mean the average (expressed as percentage) of the Contribution Percentages of the eligible Participants in a group.

     The Employer shall use the current year method in (a) above, unless it elects to change to the prior year method in (b) above pursuant to IRS Notice 98-1.

Section 6.07 —	Special Rules: Contribution Percentage

(a)	For purposes of this Article VI, the Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee After-tax Contributions or to receive Employer Matching Contributions, allocated to his account under two or more plans described in Section 401(a) of the Code or arrangements described in Section 401(m) of the Code that are maintained by the Employer or an Affiliated Employer shall be determined as if all such Employee After-tax Contributions and Employer Matching Contributions were made under a single plan.

(b)	In the event that this Plan satisfies the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of Section 401(m), 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then this Section 6.07 shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan.

(c)	For purposes of determining the Contribution Percentage, Employee After-tax Contributions are considered to be made in the Plan Year in which contributed to the Trust.

(d)	In order that an Employer Matching Contribution may be utilized for the Average Contribution Percentage Test, the following requirements must be met:

(1)	Such contribution is allocated to the Participant’s Account by the end of the Plan Year;

(2)	Such contribution is paid to the Trust no later than twelve (12) months after the close of the Plan Year; and

(3)	Such contribution is made on behalf of a Participant on account of the Participant’s Compensation Reduction Contributions or Employee After-tax Contribution for the Plan Year.

(e)	If the Employer elects the methodology of Section 6.06(a)(1) or (2), then the Employer may change to the testing methodology of Section 6.06(b)(1) or (2) as only described in IRS Notice 98-1.

(f)	The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

Section 6.08 —	Excess Aggregate Contributions: Action to be Taken if Tests are Not Satisfied

(a)	In the event the Committee determines that one of the tests set forth in Section 6.06 is not satisfied at the time of its review hereunder, it may require that one or more Participants adjust their After-tax Contribution election as of the first pay period in the month next following receipt of the test results, in order that one of the tests set forth in Section 6.06(a) or (b) above is thereafter satisfied or, to the extent permitted by law, the Committee shall have the power and authority to return all or any part of the After-tax Contribution and Employer Matching Contributions of one or more Participants in cash within seventy-five (75) days after the end of the Plan Year but in no instance later than the last day of the Plan Year following the Plan Year for which the Excess Aggregate Contribution was made solely to the extent to satisfy one of the tests set forth in Section 6.06(a) or (b).

(b)	If at the end of the Plan Year, it has been determined that neither of the tests in Sections 6.06(a) or (b) have been passed, the Committee shall take the following actions. Excess Aggregate Contributions, plus any income and minus any loss allocable thereto through the last day of the Plan Year, shall be forfeited, if forfeitable, or if not forfeitable, distributed in cash to Highly Compensated Employees so that one of the tests in 6.06(a) or (b) is passed.

(1)	First, the total dollar amount of Excess Aggregate Contributions to be returned shall be calculated. The total dollar amount of Excess Aggregate Contributions to be returned shall be the amount by which the Contribution Percentage of the Highly Compensated Employee with the highest contribution percentage must be reduced to (A) enable the arrangement to satisfy one of the tests described in Section 6.06(a) or (b), or (B) cause such Highly Compensated Employee’s Contribution Percentage to equal the ratio of the Highly Compensated Employee with the next highest Contribution Percentage. This procedure shall be repeated until the Plan would satisfy one of the tests described in Section 6.06(a) or (b), and the total dollar amount of Excess Aggregate Contributions to be returned shall be the cumulative amount of such reductions above.

(2)	Second, the total dollar amount of Excess Aggregate Contributions calculated in accordance with (1) above shall be reduced by returning the Excess Aggregate Contributions of Highly Compensated Employees. For this purpose, the dollar allocations which relate to the Contribution Percentage of the Highly Compensated Employee with the highest dollar allocations which relate to the Contribution Percentage shall be reduced by the amount required to cause that Highly Compensated Employee’s dollar allocations which relate to the Contribution Percentage to equal the dollar amount of the Highly Compensated Employee with the highest dollar amount of allocation which relate to the Contribution Percentage. This dollar amount shall then be distributed to the Highly Compensated Employee with the highest dollar amount of allocations that relate to the Contribution Percentage. However, if a lesser reduction, when added to the total dollar amount already distributed, would equal the total dollar amount of Excess Aggregate Contributions, the lesser dollar amount shall be distributed. This procedure shall be repeated until the total dollar amount of Excess Aggregate Contribution is distributed.

(3)	A Highly Compensated Employee who has an Excess Aggregate Contribution shall have the reduction taken in the following order:

(A)	Unmatched Employee After-tax Contributions; and

(B)	Matched Employee After-tax Contributions so that for every dollar of matched Employee After-tax Contributions that is received, fifty cents of Employer Matching Contribution shall also be reduced. If there are no matched Employee After-tax Contributions then Employer Matching Contributions shall be returned.

(c)	The Excess Aggregate Contributions that are to be distributed shall be adjusted for income or loss. The income allocable to such Excess Aggregate Contributions shall be equal to the sum of the allocable gain or loss for the Plan Year. The income or loss allocable to Excess Aggregate Contributions shall be determined by multiplying the income or loss allocable to the sum of the Participant’s Employee After-tax Contributions and Employer Matching Contributions and amounts treated as matching contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the Plan Year and the denominator of which is the sum of the Participant’s Account balance attributable to Employee After-tax Contributions, Employer Matching Contributions and amounts treated as matching contributions as of the first day of the Plan year plus the Employee After-tax Contributions, Employer Matching Contributions and amounts treated as matching contributions for the Plan Year.

In the alternative, the Plan may utilize any reasonable method for computing income allocable to Excess Aggregate Contributions provided:

(1)	Such method does not violate Section 401(a)(4) of the Code;

(2)	Such method is used consistently for all Participants and for all corrective distributions under the Plan; and

(3)	Such method is utilized by the Plan for allocating income to Participant’s Accounts.

Section 6.09 —	Annual Addition Limitation

(a)	Notwithstanding any provisions of the Plan, the Annual Additions to which a Participant is entitled under the Plan shall not, in any Limitation Year, exceed the applicable limitations of Section 415 of the Code. Such Section is hereby incorporated by reference.

(b)	If the Annual Addition allocable under this Plan (but for this Section) would exceed the limitations of Section 415(f) of the Code, the Annual Additions under any other defined contribution plan shall be reduced prior to the reduction of any Annual Additions under this Plan.

(c)	If the Annual Addition allocable under this Plan (but for this Section) would exceed the limitations of Section 415(c) of the Code, the excess Annual Addition under this Plan shall be allocated pursuant to Treasury Regulation Section 1.415-6(b)(6)(iii). Notwithstanding, Employee After-tax Contributions and Compensation Reduction Contributions in excess of the limitations of Section 415(c) of the Code shall be returned with earnings to the extent the return reduces the excess amounts in the Participant’s Account. Employee After-tax Contributions shall be returned before Compensation Reduction Contributions.

(d)	For purposes of this Section, Annual Addition shall mean:

(1)	Employer contributions;

(2)	Employee After-tax Contributions;

(3)	Forfeitures;

(4)	Amounts allocated to individual medical accounts as described in Section 415(1)(1) of the Code which is part of a defined benefit plan maintained by the Employer; and

(5)	Amounts derived from contributions paid or accrued, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee under Section 419(A)(d)(2) of the Code in a welfare benefit plan maintained by the Employer.

Article VII

Vesting

Section 7.01 —	Compensation Reduction Contributions, Employer Matching Contributions, Employer After-tax Contributions, Catch-up Contributions and Qualified Employer Profit Sharing Contributions

     A Participant shall at all times have a one hundred percent (100%) non-forfeitable interest in the value of his Account attributable to Compensation Reduction Contributions, Employer Matching Contribution, Employer After-tax Contributions, Catch-up Contributions and Qualified Employer Profit Sharing Contributions.

Section 7.02 —	Employer Profit Sharing Contributions

(a)	A Participant shall have a non-forfeitable interest in the value of his Account attributable to Employer Profit Sharing Contributions made pursuant to Article IV in accordance with the following schedule based on Vesting Service:

Years of Vesting	Non-Forfeitable
Service	Percentage

1	33
2	66
3	100

If a Participant’s employment is terminated due to death or Disability he shall have a one hundred percent (100%) non-forfeitable interest in his entire Account.

(b)	If a Participant’s employment is terminated and he receives a distribution of his Vested interest, any portion of his Account in which the Participant does not have a non-forfeitable interest shall be forfeited, and the amount so forfeited shall be first applied to reduce Employer Matching Contributions, fund Employer Profit Sharing Contributions or pay Plan expenses in the current Plan Year.

If such a Participant subsequently returns to employment prior to incurring five (5) consecutive One-Year Periods of Severance, the portion of his Account that was forfeited upon his earlier termination of employment shall be recredited to his Account provided the Participant repays the entire amount of his distribution attributable to his Employer Profit Sharing Account balance to the Trustees by the earlier of the completion of a period of five (5) consecutive One-year Periods of Severance, or five (5) years after the date on which the Participant is subsequently re-employed. Such repayment shall be contributed to his Account and the Participant shall be 100% vested in such amount. The portion of the Account that was forfeited shall be contributed to his Account by the Employer as of the Entry Date immediately following the date on which payment is completed.

(c)	A Participant whose employment is terminated and who elects not to receive a distribution of his Vested interest will forfeit the unvested portion of his Account on the last day of the Plan Year in which he incurs five (5) consecutive One-Year Periods of Severance.

Section 7.03 — Re-Employment After One-Year Period of Severance

     A former Employee who incurred a One-Year Period of Severance, and who again becomes an Employee, shall have all Periods of Service credited to his behalf at the time of his earlier Severance from Service Date.

     After five (5) consecutive One-Year Periods of Severance, a terminated Participant’s Vested Account balance attributable to Employer Profit Sharing Contributions which are attributable to pre-break service shall not be increased as a result of post-break service.

Section 7.04 — Termination and Re-Employment Before a One-Year Period of Severance

     If any terminated Participant shall be reemployed before a One-Year Period of Severance occurs, he shall continue to be eligible to participate in the Plan in the same manner as if termination had not occurred.

Article VIII

Distributions

Section 8.01 — Time of Distribution

     Distribution of a Participant’s Account shall begin no later than the sixtieth (60th) day after the close of the Plan Year in which occurs the earlier of a Participant’s termination of employment, death, Disability or Actual Retirement Date. If the value of a Participant’s Account is greater than $5,000, the Participant or his Beneficiary must by an Appropriate Request ask that a distribution commence prior to the Participant’s Normal Retirement Age.

Section 8.02 — Methods of Distribution

     A lump sum is the sole distribution method under the Plan.

Section 8.03 — Valuation of Distribution

     A Participant or Beneficiary whose Account value is $5,000 or less shall receive a distribution as soon as practicable after the Participant’s termination of employment. The distribution shall be valued as of the Valuation Date on which the Plan’s recordkeeper issues a check for the Participant’s or Beneficiary’s Account balance.

     A Participant or Beneficiary, subject to Sections 8.04, 8.05 and 8.06, whose Account value is greater than $5,000, shall receive a distribution as soon as practicable after his request for such distribution. The distribution shall be valued as of the Valuation Date on which the Plan’s recordkeeper issues a check for the Participant’s or Beneficiary’s Account balance.

     For purposes of determining the $5,000 threshold, the valuation of the Participant’s Rollover Contribution Account shall be excluded.

Section 8.04 — Distributions After Death

     If the distribution of a Participant’s interest has begun in accordance with a method selected in Section 8.02 and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed at least as rapidly as under the method of distribution selected pursuant to Section 8.02 as of his date of death.

     If a Participant dies before he has begun to receive any distributions of his interest under the Plan, his death benefit shall be distributed to his beneficiaries no later than December 31 of the calendar year which contains the fifth anniversary of the Participant’s death. However, the five-year distribution requirement shall not apply to any portion of the deceased Participant’s interest which is payable to or for the benefit of a designated Beneficiary. In such event, such portion may be distributed over the life of such designated Beneficiary (or over a period not extending beyond the life expectancy of such designated Beneficiary) provided such distribution begins not later than the end of the calendar year immediately following the calendar year in which the Participant died.

     In the event the Participant’s spouse is his sole Beneficiary the requirement that distributions commence within one year of a Participant’s death shall not apply. In lieu thereof, the spouse may elect that such distribution must commence no later than December 31 of the calendar year in which the deceased Participant would have attained age seventy and one-half (701/2). If the surviving spouse dies before the distributions to such spouse begin, then the five-year distribution requirement shall apply as if the spouse were the Participant.

Section 8.05 — Required Commencement of Benefits

     Unless a Participant elects otherwise, distribution of a Participant’s Account shall begin no later than the sixtieth (60th) day after the later of the close of the Plan Year in which the following occurs:

(a)	the Participant attains his Normal Retirement Age;

(b)	the termination of the Participant’s service with the Employer;

(c)	the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan; or

(d)	the date on which the Participant submits a written application for benefits to the Committee.

     Distributions must commence no later than April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains age seventy and one-half (70 1/2) or (b) the calendar year in which the Participant retires. If a Participant is a five percent (5%) owner (as defined in Section 416 of the Code) with respect to the Plan Year ending in the calendar year in which the Participant attains age seventy and one-half (70 1/2), distributions must commence pursuant to (a) above.

     Notwithstanding any other provision of the Plan to the contrary, distributions from this Plan will be made in accordance with Section 401(a)(9) of the Code (which is hereby incorporated herein) and regulations issued thereunder including Treasury Regulations Section 1.401(a)(9). Any Plan provision reflecting Section 401(a)(9) of the Code shall override any Plan provision inconsistent with Section 401(a)(9) of the Code.

Section 8.06 — Distributions of Accounts Greater Than $5,000

     Any distribution to a Participant who has an Account balance which exceeds $5,000 shall require such Participant’s consent if such distribution commences prior to the Participant’s Normal Retirement Age.

(a)	In order for the consent to be valid, the following must occur:

(1)	The Participant must receive a general description of the material features and an explanation of the relative values of any optional form of benefits available under the Plan;

(2)	The Participant must be informed of the right to defer the distribution until Normal Retirement Age;

(3)	The notice, as described above, must be provided to the Participant no less than thirty (30) nor more than ninety (90) days before the Annuity Starting Date; and

(4)	Written consent cannot be made more than ninety (90) days before the Annuity Starting Date.

(b)	Notwithstanding the above, if the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice is required to be given, provided that:

(1)	The Plan Administrator clearly informs the Participant that the Participant has the right for a period of at least thirty (30) days after receiving the notice to consider the decisions of whether or not to elect a distribution (and, if applicable, a particular distribution option); and

(2)	The Participant, after receiving the notice, affirmatively elects a distribution.

Section 8.07 — Alternate Payees Under Qualified Domestic Relations Orders

     Notwithstanding anything in the Plan to the contrary, if a Domestic Relations Order directs the Plan to make a lump sum distribution to an alternate payee prior to the Participant’s earliest retirement age as defined in Section 414(p)(4) of the Code, upon acceptance of the Domestic

Relations Order as a Qualified Domestic Relations Order (“QDRO”) by the Plan Administrator, the Plan shall comply with such QDRO.

Section 8.08 — Deemed Distributions

     If a Participant’s employment is terminated and he does not have a Vested interest in his Section 7.02 Sub Accounts, a distribution in the amount of $0 shall be deemed to have been made by the Plan on the date of his termination of employment. If such Participant resumes employment with the Employer prior to incurring five (5) consecutive One-Year Periods of Severance, any amounts so forfeited shall be deemed repaid and his vesting service shall be restored upon his reemployment.

Article IX

Beneficiaries

Section 9.01 — Designation of Beneficiary

     Each Participant, by making an Appropriate Request, may designate a Beneficiary to receive benefits under the Plan upon the Participant’s death. The spouse of a Married Participant shall automatically be his Beneficiary unless the Participant designates another Beneficiary pursuant to Section 9.02. The estate of a single Participant shall automatically be his Beneficiary unless the single Participant has designated a Beneficiary. A Participant may revoke or change such Beneficiary designation by making an Appropriate Request without the consent of the Beneficiary. However, a Married Participant shall change his Beneficiary designation only in accordance with Section 9.02

     If there is any doubt as to the right of any Beneficiary to receive any amount, the Employer may retain such amount until the rights to the amount are determined, or it may pay such amount into any court of appropriate jurisdiction, in either of which events neither the Employer nor the Trustees shall be liable for any interest on such amount, or shall be under any liability to any person in respect of such amount. In the event that such amount is retained by the Employer, the entire amount shall be invested in the Investment Fund described in Section 5.06(b) pending resolution of the dispute.

Section 9.02 — Change in Designation: Married Participant

     In the case of a Married Participant, any designation of a Beneficiary or any revocation or change in Beneficiary under Section 9.01 which has the effect of designating a person as

Beneficiary who is not such Married Participant’s spouse will not be valid unless the spouse consents in writing to such designation, revocation, or change.

     The terms of such consent must acknowledge the effect of the consent and the consent must be witnessed by a notary public. The designation of a non-spouse Beneficiary must specify whether the spouse consents to a designation of a Beneficiary that can be changed without further consent on the part of the spouse or the spouse is only consenting to a designation of a specific Beneficiary that cannot be changed without the spouse’s consent. A consent that permits designations by the Participant without any requirements of further consent by the spouse must acknowledge that the spouse has the right to limit consent to a specific Beneficiary and the spouse voluntarily relinquishes said right. The provisions of this section shall not be applicable if the Employer is satisfied that the required consent cannot be obtained because the Participant does not have a spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

     Any consent by a spouse, or the establishment that the consent of a spouse cannot be obtained, shall be effective only with respect to such spouse.

Article X

Withdrawals

Section 10.01 —	Withdrawals from Compensation Reduction Contribution Account, Employer Matching Contribution Account and Qualified Employer Profit Sharing Contribution Account

     A withdrawal cannot be made from the Compensation Reduction Contribution Account, the Employer Matching Contribution Account, or the Qualified Employer Profit Sharing Contribution Account by a Participant or his Beneficiary prior to:

(a)	severance from employment by the Participant;

(b)	death of the Participant;

(c)	Disability of the Participant;

(d)	attainment of age 59 1/2 by the Participant;

(e)	financial hardship in the case of a Participant’s Compensation Reduction Contribution Account; or

(f)	termination of the Plan without establishment or maintenance of a successor defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code) as defined in Treasury Regulations Section 1.401(k)-1(d)(3).

     For purposes of (f) above, the distribution must be in the form of a lump sum as described in Section 401(k)(10)(B)(ii) of the Code.

Section 10.02 — Hardship Withdrawals: Compensation Reduction Contributions

     Upon making an Appropriate Request, a Participant may withdraw principal from his Compensation Reduction Contribution Account in order to meet a financial hardship. A financial hardship is one in which the Participant has an immediate and pressing need for funds. The following reasons qualify, until the Commissioner of the Internal Revenue Service publishes additional examples, as the only reasons for obtaining a hardship withdrawal:

(a)	Expenses for medical care described in Section 213(d) of the Code, previously incurred by the Participant, the Participant’s spouse, or any dependents of the Participant or amounts necessary for these persons to obtain medical care described in Section 213(d) of the Code;

(b)	Purchase (excluding mortgage payments) of a principal residence of the Participant;

(c)	Tuition payment and related educational fees for the next twelve months of post secondary education for the Participant or a dependent in his immediate family;

(d)	The need to prevent eviction of the Participant from his primary residence or the foreclosure of the mortgage on the Participant’s primary residence; and

(e)	Funeral expenses of an immediate family member, parent or grandparent.

Prior to obtaining a hardship withdrawal, a Participant must:

(a)	Obtain all distributions, other than hardship withdrawals under this section, and all non-taxable loans currently available under all plans maintained by the Employer or Affiliated Employer; and

(b)	Document that the distribution is not in excess of the immediate and pressing need for funds. Such need shall include all taxes and penalties attributable to the distributions.

     If a Participant obtains a hardship withdrawal, then the Participant’s Compensation Reduction Contribution and any Employee After-tax Contributions under this Plan and any other qualified or nonqualified plans of deferred compensation, other than the mandatory employee after-

tax contribution portion of a defined benefit plan, of the Employer or Affiliated Employer will be suspended for six (6) months after the receipt of the hardship withdrawal.

     The Committee shall approve or disapprove hardship withdrawals under this section on a non-discriminatory basis, according to standards which are uniformly and consistently applied.

Section 10.03 — Withdrawals: Participant’s Rollover Account

     Upon making an Appropriate Request to the Committee, a Participant may elect to make a withdrawal of all or part of his Participant’s Rollover Account at any time. Such withdrawal will be made as soon as practicable after receipt of the Appropriate Request.

Section 10.04 — Withdrawals: Employee After-tax Contributions

(a)	Upon an Appropriate Request to the Committee, a Participant may elect to make a withdrawal of all or part of his Employee After-tax Contribution Account at any time. Such withdrawal will be made as soon as practicable after receipt of the Appropriate Request.

(b)	If a Participant withdraws any Employee After-tax Contributions which were matched by the Employer and which have been held in the Trust for less than a two (2) year period, then he shall not receive Employer Matching Contributions for a one hundred and eighty (180) period measured from the date of the withdrawal of the After-tax Contributions.

Section 10.05 — Attainment of Age 59 1/2 by Participant

     Upon making an Appropriate Request any time on or after attainment of age 59 1/2, a Participant may elect to make a withdrawal of all or part of his Vested Account balance. Such withdrawal will be made as soon as practicable after receipt of the Appropriate Request.

Section 10.06 – Limitation on Number of Withdrawals

     Unless a distribution is necessary as part of the requirement for obtaining a hardship distribution under Section 10.02, the Participant is limited to one withdrawal per month under this Article. Once a withdrawal is made under any Section above, the Participant must wait until the first day of the next month to make his next withdrawal.

Article XI

Rollovers

Section 11.01 — Rollover Contributions

     The Plan will accept Rollover Contributions on behalf of Employees, subject to the following regulations:

(a)	The Employee must provide satisfactory documentation to the Committee that the Rollover Contribution is made from a Qualified Plan;

(b)	The Rollover Contribution must be in cash;

(c)	The Rollover Contribution will be credited to a separate book account which shall be called the Participant’s Rollover Contribution Account:

(1)	The Employee will always be 100% vested in his Participant’s Rollover Contribution Account; and

(2)	The Employee shall make a separate election as to the investment mix of his Rollover Contribution.

(d)	The following Rollover Contributions will be accepted:

(i)	The Plan will accept a direct rollover of an eligible rollover distribution as described in Section 402(f)(2) of the Code from:

(A)	A qualified plan described in Sections 401(a) or 403(a) of the Code including after-tax contributions;

(B)	An annuity contract described in Section 403(b) of the Code excluding after-tax contributions; and

(C)	An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(ii)	The Plan will accept an Employee rollover contribution of an eligible rollover distribution as described in Section 402(f)(2) of the Code from;

(A)	A qualified plan described in Sections 401(a) or 403(a) of the Code;

(B)	An annuity contract as described in Section 403(b) of the Code; and

(C)	An eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(iii)	The Plan will accept an Employee rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Sections 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includable in gross income as described in Section 408(d)(3)(A)(ii) of the Code.

(e)	For purposes of this Article, the following regulations apply:

(i)	An Employee rollover contribution pursuant to (d)(ii) and (d)(iii) must be made by the Employee within sixty (60) days from the date of distribution unless the Internal Revenue Service waives such period for hardship.

(ii)	For purposes of (d)(i)(A), the Plan shall separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not.

Section 11.02 — Mistaken Rollovers

     If it is determined that a Participant’s Rollover Contribution did not qualify under the Code for a tax free rollover, then as soon as reasonably possible the balance in the Participant’s Rollover Account shall be:

(a)	Segregated from all other Plan assets;

(b)	Treated as non-qualified trust established by and for the benefit of the Participant; and

(c)	Distributed to the Participant.

Such a mistaken rollover contribution shall be deemed never to have been a part of the Plan and shall not adversely affect the tax qualification of the Plan under the Code.

Article XII

Loans

Section 12.01 — Availability of Loans

(a)	An active Participant or an inactive Participant who is a party in interest as defined in Section 3(14) of ERISA may request a loan from the Committee.

(b)	A Participant may execute one new loan per year.

(c)	Only two loans shall be permitted to be outstanding at any one time

(d)	If the Participant has defaulted on a loan, no new loan will be available while the loan is in default status.

(e)	Loans shall be available at any time by making an Appropriate Request to the Committee. The loan will be available as soon as practicable after receipt of an Appropriate Request.

Section 12.02 — General Requirements

(a)	Loans shall be made available to all eligible Participants on a reasonably equivalent basis.

(b)	Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Employees.

(c)	Loans must be adequately secured and bear a reasonable interest rate.

Section 12.03 — Specific Requirements

(a)	The minimum loan shall be $500. The maximum loan (inclusive of the balance of all outstanding loans under the Plan) shall not exceed the lesser of:

(1)	one-half (½) of the nonforfeitable portion of the Participant’s Account; or

(2)	$50,000 reduced by the excess (if any) of:

(A)	the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made; over

(B)	the outstanding balance of loans from the Plan on the date on which such loan was made.

For the purpose of the above limitation, all loans from all plans sponsored by the Employer and any Affiliated Employer shall be considered.

A loan that is deemed distributed under Section 72(p) of the Code and any interest accruing thereunder shall be treated as outstanding under this Section and also Section 12.01 unless repaid in cash or by loan offset.

(b)	Loans shall be available from all Sub Accounts. For purposes of determining the maximum amount of loan, the Participant’s Account balance will be valued as of the most recent figure provided to the Committee by the Trustee.

Section 12.04 — Collateral, Interest and Repayment

(a)	Loans shall be made available to all eligible Participants on a reasonably equivalent basis; provided however, that the Committee shall retain the power to approve or decline a loan and may make reasonable distinctions based upon credit worthiness, other obligations of the Participant, state laws affecting payroll deductions, the validity of the documentation of loans for principal residences, and any other factors that may adversely affect the Employer’s ability to deduct loan repayments from a Participant’s income.

(b)	Each loan shall be made against collateral. Such collateral will be the assignment of not more than fifty percent (50%) of the borrower’s Vested right, title and interest in his Account, supported by the borrower’s collateral promissory note for the amount of the loan, including interest.

(c)	Any loan to an active Participant by its terms must be required to be repaid through payroll deduction (principal and interest to be amortized in level payments) over a period not to exceed five (5) years, unless the loan is used to acquire or construct any dwelling unit which is to be used (within a reasonable time after the loan is made) as the principal residence of the Participant, in which case the loan may not exceed fifteen (15) years. The term of a loan is not required to be a whole year period.

The same regulations shall apply to a loan made to an inactive party in interest except instead of payroll deduction, the payments shall be due monthly. The Plan Committee may reduce or refuse a requested loan where it determines that timely repayment of the loan is not assured. The Committee may utilize different terms and conditions when granting loans to an inactive party in interest. The terms and conditions shall be based on the same factors a commercial lending institution would make use of in a similar situation.

(d)	The loan shall bear interest at one percent (1%) over the prime rate as published in the Eastern Edition of the Wall Street Journal as of the last day of the month preceding (i) the month in which the paperwork for the loan is mailed to the Participant by the Plan’s recordkeepers, if the loan is for a primary residence, or (ii) the month in which the loan proceeds are mailed to the Participant, if the loan is a paperless general purpose loan. The interest rate at inception of the loan shall remain in effect for the duration of the loan.

(e)	A loan to a Participant shall be considered an asset of such Participant’s Account.

(f)	Loan funds shall be withdrawn from Sub Accounts in the following order:

(i)	Employer Matching Contribution Account;

(ii)	Employer Profit Sharing Contribution Account;

(iii)	Qualified Employer Profit Sharing Contribution Account;

(iv)	Compensation Reduction Contribution Account;

(v)	Catch-up Contribution Account;

(vi)	Employee After-tax Contribution Matched Account;

(vii)	Employee After-tax Contribution Unmatched Account; and

(viii)	Participant’s Rollover Account.

(g)	Loans shall be recredited to the Sub Accounts from which they were withdrawn and invested in accordance with the Participant’s investment direction for Compensation Reduction Contributions, or if no Compensation Reduction Contributions, Employee After-tax Contributions.

(h)	Any outstanding loan may be repaid by the Participant in full at any time.

(i)	In the event of default, foreclosure on the note and attachment of security will not occur until a distributable event occurs under the Plan. A default shall occur if any payment is not made by the last day of the calendar quarter following the calendar quarter in which the payment was due or if the borrower files for relief under the United States Bankruptcy Code. Except for purposes of Section 12.03 of the Plan, upon default the loan interest on the outstanding balance will cease to accrue.

(j)	Upon an active Participant’s separation from employment, whether by reason of retirement, death, Disability or other termination of employment, or in the case of an inactive party in interest, upon the instance of a distributable event, any outstanding loan balance shall be immediately due and payable and shall be satisfied out of the Participant’s Account prior to distribution unless satisfied by payment in full prior to such distribution or an arrangement has been made with the Plan’s recordkeeper to continue loan repayments by utilization of a loan repayment kit.

(k)	If an Employee who has an outstanding loan incurs a leave of absence, ceases loan repayment, and his rate of pay after income and employment tax withholding is not sufficient to meet the required repayment under the terms of the loan, then the Committee shall not deem that a default has occurred for a period equal to the lesser of (a) the leave of absence or (b) one (1) year. In this instance, when the Employee returns from the leave of absence, his loan payments shall be reamortized over the remaining period of his scheduled repayments.

(l)	Loans shall be subject to such further rules and regulations as the Committee shall from time to time prescribe.

Article XIII

Amendment, Termination or Merger

Section 13.01 — Amendment of Plan

     The Board of the Sponsoring Employer (or otherwise permitted under duly adopted resolutions by the Board) shall have the right to amend this Plan in any and all respects at any time and from time to time; provided, however: (a) that no amendment shall increase the duties or liabilities of the Trustees without their written consent; (b) that no amendment shall deprive any Participant of any of the accrued Vested benefits to which he is entitled under this Plan; (c) that no amendment shall provide for the use of funds or assets held by the Plan other than for the benefit of Participants and their Beneficiaries and no funds held by the Plan shall ever revert to or be used or enjoyed by the Employer prior to the satisfaction of all liabilities hereunder to its Participants and their beneficiaries; (d) that no amendment may change the vesting schedule with respect to the future accrual of benefits for any Participant unless each Participant with three (3) or more years of Vesting Service is permitted to elect to have the vesting schedule which was in effect before the amendment used to determine his Vested benefit; and (e) any merger or consolidation with, or transfer of assets or liabilities to, any other plan will be valid only if each Participant in the Plan would (if the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

     The Committee by resolution shall have the authority to amend the Plan in all instances except for any amendment which has the result of materially increasing the Employer’s cost of funding the Plan.

     Any such amendment shall be by resolution of the Board (except any amendment necessary to initially qualify this amended Plan under Section 401(a) of the Code), and a certified copy of such amendment shall be filed with the Trustees. The Participants shall be notified if any provision of this Plan is substantially changed by amendment. Any amendment shall be effective as of the date specified therein.

     For purposes of this section, a Plan amendment which has the effect of: (a) eliminating or reducing an early retirement benefit or a retirement-type subsidy; or (b) eliminating an optional form of benefit with respect to benefits attributable to service before the amendment shall be treated as reducing accrued benefits. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy. In general, a retirement-type subsidy is a subsidy that continues after retirement, but does not include a qualified disability benefit, a medical benefit, a Social Security supplement, a death benefit (including life insurance), or a plant shutdown benefit (that does not continue after retirement age). Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant’s Vested interest determined without regard to such amendment as of the later of the date such amendment is adopted, or becomes effective.

Section 13.02 — Termination of Plan

     Each Employer reserves the right to terminate its participation in this Plan at any time. Such terminations shall be by a resolution of the Employer’s Board of Directors and the resolution shall be delivered to the Sponsoring Employer, the Trustees and the Employees of the Employer. The Plan shall also terminate with respect to and upon the Employer’s complete discontinuance of contributions to the Plan. Should such an event occur, the Employer shall give notice of such termination to the parties indicated in the second sentence of this section.

     In the event of termination of the Plan or a partial termination of the Plan or a complete discontinuance of contributions, the Accounts of affected Participants shall become 100% Vested and shall not thereafter be subject to forfeiture.

Section 13.03 — Merger, Consolidation or Transfer

     In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant shall be entitled to receive a benefit if the Plan were to terminate immediately after the merger, consolidation, or transfer, which is not less than the benefit he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation, or transfer.

Article XIV

Top Heavy Provisions

Section 14.01 — Applicability of Top Heavy Provisions

     The provisions of this Section shall supersede other related Plan sections should this Plan become a Top Heavy Plan.

Section 14.02 — Definitions

(a)	This Plan is a Top Heavy Plan for any year in which, as of the Determination Date as defined in (e) below, if either: (i) the present value of the cumulative accrued benefits of Key Employees as defined in (f) below exceeds sixty percent (60%) of the present value of the cumulative accrued benefits under the Plan of all Employees, excluding the accrued benefits of Participants who have not performed any service for the Employer during the preceding one (1) year; or (ii) the Plan is part of a Top Heavy Group. The ratio in (i) shall be computed in accordance with Section 416 of the Code and the regulations thereunder.

In the case of a defined benefit plan, the present value of the cumulative accrued benefit for a Participant other than a Key Employee shall be as determined using the single accrual method used for all plans of the Employer and Affiliated Employers, or if no single method exists, using a method which results in benefits accruing not more rapidly than the slowest accrual rate permitted under Section 411(b)(1)(C) of the Code.

(b)	A Top Heavy Group is an Aggregation Group under which, when taken as a whole, the sum of the present value of cumulative accrued benefits for Key Employees under all defined benefit plans in the group, and the aggregate of the accounts of Key Employees under all defined contribution plans in the group, exceeds sixty percent (60%) of a similar sum determined for all Employees.

(c)	An Aggregation Group consists of:

(1)	each plan of the Employer in which a Key Employee is a participant; and

(2)	each other plan of the Employer which enables any plan described in clause (1) to meet the nondiscrimination or participation requirements of Sections 401(a)(4) or 410 of the Code.

The Employer may treat any plan not required to be included in an Aggregation Group under clause (1) as being part of such group if such group would continue to meet the nondiscrimination and participation requirements of Sections 401(a)(4) or 410 of the Code with such plan being taken into account. If the Aggregation Group continues to be Top Heavy, no plan which was included in the Aggregation Group on a voluntary basis will be deemed to be Top Heavy.

(d)	The aggregate of the Accounts of all Employees shall be determined as of the most recent valuation date which is within a twelve (12) month period ending on the Determination Date. For purposes of determining the amount of the Account of any Employee (or the present value of cumulative accrued benefits), such amount (or present value) shall be increased by the aggregate distributions made with respect to such Employee under the Plan during the one (1) year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or Disability, this provision shall be applied by substituting five (5) year period for one (1) year period.

(e)	The Determination Date is that date on which the plan status is determined to be Top Heavy or not Top Heavy. Such date shall be, with respect to any Plan Year: (i) the last day of the preceding Plan Year; or (ii) in the case of the first Plan Year, the last day of such Plan Year.

(f)	A Key Employee is any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was:

(1)	an officer of the Employer having Annual Compensation greater than one hundred thirty thousand dollars ($130,000) (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002);

(2)	a five percent owner (5%) of the Employer; or

(3)	a one percent owner of the Employer having Annual Compensation of more than one hundred fifty thousand dollars ($150,000).

For purposes of (1), no more than fifty (50) Employees (or, if lesser, the greater of three (3) or ten percent (10%) of the Employees) shall be treated as officers. For this purpose, the rules of Section 414(b), (c), (m) and (o) of the Code shall apply, and Employees described in Section 414(q)(5) of the Code shall be excluded.

For purposes of (1) and (3), Annual Compensation means compensation, within the meaning of Section 415(c)(3) of the Code.

The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and applicable regulations and other guidance of general applicability issued thereunder.

(g)	A Non-Key Employee is any Employee (or Beneficiary upon the Employee’s death) who is not a Key Employee.

Section 14.03 — Minimum Benefit Requirements

(a)	Except as provided in (b) and (c) of this Section 14.03, for any Plan Year for which this Plan is a Top Heavy Plan the Employer shall contribute a “minimum amount” to the Account of each Employee who is eligible to participate in this Plan (regardless of whether the Employee actually participates) and who has not separated from service at the end of such Plan Year. For purposes of this Section 14.03, the “minimum amount” is equal to a percent of the Employee’s Compensation, such percent being equal to the lesser of three percent (3%) and the highest percent contributed on behalf of a Key Employee for such Plan Year. If the highest percent contributed on behalf of a Key Employee is less than three percent (3%), amounts contributed by the Key Employee under a salary reduction agreement shall be included in determining the calculation of the contribution made on behalf of the Key Employee.

(b)	If the Employer sponsors a defined benefit plan in addition to this Plan and if any Employee is a participant in both plans, and if both plans are Top Heavy Plans, the minimum benefit required by law (five percent (5%) of the Employee’s Compensation) will be provided in the defined contribution plan and will not be provided in the defined benefit plan.

(c)	Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

(d)	For purposes of providing the minimum benefit under Section 416 of the Code, a Non-Key Employee who is a Participant and is employed on the last day of the Plan Year shall be eligible for the minimum benefit regardless of whether or not he has completed 1,000 Hours of Service or whether or not he has declined to make a mandatory contribution to the Plan.

(e)	Compensation is the Participant’s 415(c)(3) compensation.

Section 14.04 — General

(a)	Except to the extent provided in regulations, any rollover contribution (or similar transfer) initiated by the Employee to a plan shall not be taken into account with respect to the transferee plan for purposes of determining whether such plan is a Top Heavy Plan (or whether any Aggregation Group which includes such plan is a Top Heavy Group).

(b)	If any individual is a Non-Key Employee with respect to any plan for any plan year, but such individual was a Key Employee with respect to such plan for any prior plan year, the account of such Employee (and any accrued benefit for such Employee, if applicable) shall not be taken into account.

(c)	The minimum benefit and accelerated vesting requirements heretofore mentioned shall not apply with respect to any Employee included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers if there is evidence that retirement benefits were the subject of good faith bargaining between such employee representatives and such Employer or Employers.

Section 14.05 — Accelerated Vesting

     If the Plan is a Top Heavy plan in a Plan Year, a Non-Key Employee who is credited with an Hour of Service in such Plan Year shall have the nonforfeitable percentage of his account derived from Employer Matching Contributions and Employer Profit Sharing Contributions, as provided in Section 7.02(a), for such Plan Year determined in accordance with the following schedule:

Years of Vesting	Vested
Service	Percentages

0	0%
1	33%
2	66%
3	100%

(a)	A Participant’s Vesting Percentages shall not be less than that determined as of the last day of the Plan Year in which the Plan was a Top Heavy plan.

(b)	If the Plan ceases to be Top Heavy, each Participant with three (3) or more years of Vesting Service (determined as of the first day of the Plan Year in which the Plan ceases to be Top Heavy) shall have his Vested Percentages determined in accor-

dance with the schedule contained in this Section 14.05. In no event, however, will the resulting Vesting Percentage be less than determined on the day the Plan ceased to be Top Heavy.

Article XV

Administration of the Plan

Section 15.01 — Authority

     The Sponsoring Employer shall be designated as the “Plan Sponsor” and also the “Plan Administrator” as those terms are defined in ERISA, as amended from time to time. The Sponsoring Employer, the Employer, the Plan Administrator, the Committee and the Trustees shall be the “Named Fiduciaries” as defined in ERISA. Specific duties shall be delegated to fiduciaries including the Committee and the Trustees. The Employer shall maintain, or cause to be maintained, records on the employment and compensation history of each Participant in sufficient detail to permit an accurate determination of any benefits to which the Participant may be entitled under the Plan. The Named Fiduciaries and any other Plan fiduciaries shall direct their duties with respect to the Plan (a) solely in the interest of the Plan’s Participants and Beneficiaries and (b) for the exclusive purpose of providing benefits to the Plan’s Participants and Beneficiaries and defraying reasonable expenses of administering the Plan.

Section 15.02 — Appointment of the Administrative Committee

     The day-to-day administration of the Plan, as provided herein, including the supervision of the payment of all benefits to retired Participants and Beneficiaries, shall be vested in and be the responsibility of the Administrative Committee (also known as the “Committee”), which shall consist of the individuals who hold the following positions: Vice President of Finance; Vice President-Chief Legal Counsel; Vice President of Human Resources and Compensation; Controller; and Manager of Compensation and Benefits. Notwithstanding, the Sponsoring Employer may increase the size of the Committee or remove members by resolution. Members of the Committee shall serve at the pleasure of the Sponsoring Employer, without compensation unless otherwise determined by the Sponsoring Employer.

Section 15.03 — Conduct of Committee Business

     The Committee shall conduct its business and hold meetings as determined by it from time to time. A majority of the Committee shall have the power to act, and the concurrence of any member may be by telephone, telegram or letter. The Committee may delegate any one of its members to carry out specific duties and to sign appropriate forms and authorizations. In carrying out its duties, the Committee may, from time to time, employ an administrative organization and agents and may delegate to them ministerial and limited discretionary duties as it may see fit, and may consult with counsel, who may be counsel to the Employer.

     The Committee shall delegate to the Manager of Compensation and Benefits of the Employer its ministerial Plan administration duties. Notwithstanding the preceding sentence, the Committee shall not delegate its authority to interpret the Plan, its authority to adjudicate benefit claims or any other duty herein specified reserved to the Committee.

Section 15.04 — Committee Officers, Subcommittees and Agents

     The Vice President of Human Resources and Compensation shall be the Chairman of the Committee. The Manager of Compensation and Benefits shall serve as Secretary. The Committee shall appoint such subcommittees as it shall deem necessary and appropriate, and may authorize one or more of its number or any agent to execute or deliver any instrument on its behalf and do any and all other things necessary and proper in the administration of the Plan.

Section 15.05 — Expenses of the Committee and Plan Costs

     Plan expenses shall be paid from the Trust as permitted under ERISA. The Employer shall pay all other expenses and may elect to pay expenses otherwise payable from the Trust. The Employer may determine that certain expenses will be borne by Participants.

Section 15.06 — Records of the Committee

     The Committee shall keep a record of all its proceedings, which shall be open to inspection by the Employer and the Sponsoring Employer.

Section 15.07 — Committee’s Right to Administer and Interpret the Plan

     The Committee shall have the absolute power, authority and discretion to administer and interpret the Plan and to adopt such rules and regulations as in the opinion of the Committee are necessary or advisable to implement, administer, and interpret the Plan, or to transact its business. Such rules and regulations as are adopted by the Committee shall be binding upon any persons having an interest in or under the Plan.

Section 15.08 — Claims Procedure

     The Committee shall receive all applications for benefits. Upon receipt by the Committee of such an application, it shall determine all facts which are necessary to establish the right of an applicant to benefits under the provisions of the Plan and the amount thereof as herein provided. Upon request, the Committee will afford the applicant the right of a hearing with respect to any finding of fact or determination. The applicant shall be notified in writing of any adverse decision with respect to his claim within ninety (90) days after its submission. The notice shall be written in a manner calculated to be understood by the applicant and shall include:

(a)	the specific reason or reasons for the denial;

(b)	specific references to the pertinent Plan provisions on which the denial is based;

(c)	a description of any additional material or information necessary for the applicant to perfect the claim and an explanation why such material or information is necessary;

(d)	an explanation of the Plan’s claim review procedures; and

(e)	a statement of the applicant’s right to bring civil action under ERISA.

     If special circumstances require an extension of time for processing the initial claim, a written notice of the extension and the reason therefor shall be furnished to the claimant before the end of the initial ninety (90) day period. In no event shall such extension exceed ninety (90) days.

     In the event a claim for benefits is denied or if the applicant has had no response to such claim within ninety (90) days of its submission (in which case the claim for benefits shall be deemed to have been denied), the applicant, at the applicant’s sole expense, may appeal the denial to the Committee within sixty (60) days of the receipt of written notice of denial or sixty (60) days from the date such claim is deemed to be denied. In pursuing such appeal the applicant may:

(f)	request in writing that the Committee review the denial;

(g)	review all relevant documents, records, and other information relevant to the claim; and

(h)	submit issues and comments in writing.

     The decision on review shall be made within sixty (60) days of receipt of the request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of a request for review. If such an extension of time is required, written notice of the extension shall be furnished to the claimant before the end of the original sixty (60) day period which explains the reasons for the extension and the date a decision is expected. The decision on review shall be written in a manner calculated to be understood by the applicant, and shall include:

(i)	specific references to the pertinent Plan provisions on which such denial is based;

(j)	a statement that applicants can receive free of charge copies of all documents, records, and other information relevant to the claim;

(k)	a statement describing the applicant’s right to bring civil action under ERISA; and

(l)	a description of voluntary appeals procedures, if any, offered by the Plan.

     If the decision on review is not furnished within the time specified above, the claim shall be deemed denied on review.

Section 15.09 — Responsibility and Authority of the Committee

     The responsibility and authority of the Committee shall not exceed the limitations of this Article XV. The Committee may direct the Trustee to pay to Plan Participants and their Beneficiaries benefits as provided under the Plan and to pay the expenses of the Committee, provided the Employer has directed that such expenses be paid from the Trust Fund.

     The Committee shall be responsible for the preparation and implementation of an investment policy. The investment policy shall establish selection criteria for investment vehicles. The Committee shall be charged with selecting investment vehicles which meet the criteria as established in the investment policy.

     The Employer shall indemnify the Committee and its members for any claim against the Committee or any member of the Committee for any action made in good faith and without gross negligence. The Employer may purchase fiduciary insurance to protect the Committee and its members, but the Employer’s obligation to indemnify the Committee and its members shall not be limited by such insurance policy.

Section 15.10 — Trust Fund

     All assets of the Plan shall be held in a Trust Fund. The Trustees, subject to the trust agreement between the Trustees and the Employer, shall have the responsibility for investment management of the assets of the Plan. The Trustees, if a corporate trustee is appointed, or if an insurance company is appointed as investment manager, will be permitted to commingle the assets of the Trust Fund with its general account or one or more of its separate accounts or one or more of its commingled accounts designed for the investment of the assets of qualified retirement plans qualified under the Code. The Trustees shall cause to be prepared, not less frequently than annually, a report with respect to the value of the assets accumulated under the Plan and the transactions of the Trust Fund. Copies of this report will be furnished to the Employer and the Committee.

Article XVI

Miscellaneous Provisions

Section 16.01 — Employees’ Plan

     This Plan is created for the exclusive benefit of the Employees of the Employer and shall be interpreted in a manner consistent with its being an Employees’ plan as defined in Section 401(a) of the Code. Subject to Section 4.08, no funds contributed to this Plan nor any assets of this Plan shall ever revert to or be used or enjoyed by the Employer, nor shall any such funds or assets ever be used other than for the exclusive benefit of Employees of the Employer and their Beneficiaries.

Section 16.02 — Additional Limitations on Liability

     Neither the Employer nor the Committee in any way guarantees this Plan against loss or depreciation, nor do they guarantee the payment of any benefit which may become due hereunder to any present or former Participant.

Section 16.03 — General Undertaking of All Parties

     All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan or any of its provisions.

Section 16.04 — Agreement to Bind Heirs, Etc.

     This agreement shall be binding upon the heirs, executors, administrators, successors and assigns, as such terms shall apply, of any and all parties hereto present and future.

Section 16.05 — Assignment of Benefits

     No Employee shall have the right to assign, alienate, transfer, encumber, or otherwise subject to lien any of the benefits provided under the Plan, and the right of any Participant, Former

Participant, Employee, or Beneficiary to any benefit or to any payment hereunder or to any separate account shall not be subject to alienation, transfer, assignment, or encumbrance or otherwise subject to lien, except to the extent provided for by: (a) a Qualified Domestic Relations Order as defined in Section 414(p) of the Code; or (b) by Sections 401(a)(13)(C) or (D) of the Code.

Section 16.06 — Invalidity of Certain Provisions

     If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof and this Plan shall be construed and enforced as if such provision had not been included.

Section 16.07 — Right to Employment

     Nothing contained in the Plan or any modification hereof, or the creation of any fund or account for the payment of any benefit, shall be construed to give any Employee, Participant or Beneficiary any right to employment or continued employment with the Employer which he would not have had, had the Plan not been created.

Section 16.08 — Incapacity

     In the event that any Participant is unable to care for his affairs because of illness or accident, any payment due may be paid to the Participant’s spouse, parent, brother, sister or other person deemed by the Plan Administrator to have incurred expenses for the care of such Participant, unless a duly qualified guardian or other legal representative has been appointed.

Section 16.09 — Permissible Purchase of Annuity Contracts

     At the request of the Participant, the Plan Administrator may, in lieu of paying the benefit to which a Participant is entitled directly from the Plan, direct the Trustees to provide for the purchase of an annuity contract which will provide retirement benefits in an amount identical to that to which the retired Participant was entitled under this Plan. Upon the purchase of an annuity contract for the benefit of a retired Participant, such contract may either be retained by the Plan for the benefit of the retired Participant or assigned to the retired Participant. In the event of delivery to the retired Participant, such annuity contract shall be endorsed as nontransferable.

Section 16.10 — Governing Law

     The Plan shall be construed, administered and enforced in accordance with the laws of the State of Maryland other than such laws as are specifically preempted by ERISA or other Federal law.

Section 16.11 — Tax Qualification

     This Plan has been adopted, based upon the condition precedent that it be approved and qualified by the Internal Revenue Service as meeting the requirements of the Code and regulations issued thereunder with respect to qualified retirement plans. Notwithstanding any other provision in this Plan, if the Commissioner of Internal Revenue or his delegate determines that the Plan, or the Plan as it may be amended by the Employer in an effort to receive such approval, does not qualify under the applicable provisions of the Code, the Employer will make such changes required to so qualify the Plan.

Section 16.12 — Number of Counterparts

     This Plan may be executed in any number of counterparts, each of which when duly executed by the Employer shall be deemed to be an original, but all of which shall together constitute but one instrument, which may be evidenced by any counterpart.

Section 16.13 — Masculine, Feminine, Singular and Plural

     The masculine shall include the feminine and the singular shall include the plural and the plural the singular wherever the person or entity or context shall plainly so require.

Section 16.14 — Withholding Taxes

     The Committee may make any appropriate arrangements to deduct from all amounts paid under the Plan any taxes required to be withheld by any government or government agency. Each Participant and/or Beneficiary shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld, irrespective of whether withholding is required.

Section 16.15 — Prevention of Escheat

     If the Trustee is unable to make payment to any Participant or other person to whom a payment is due under the Plan because it cannot ascertain the identity or whereabouts of such Participant or other person after reasonable efforts have been made to identify or locate such person (including a notice of the payment so due mailed to the last known address of such Participant or other person as shown on the records of the Employer), such payment and all subsequent payments otherwise due to such Participant or other person shall be treated as forfeited three (3) years after the date such payment first became due; provided, however, that such payment and any subsequent payments shall be reinstated retroactively no later than sixty (60) days after the date on which the Participant or person is identified or located.

Section 16.16 — Direct Rollovers of Eligible Distributions

(a)	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee’s election under this Section, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

(b)	For purposes of this Section, the following definitions apply:

(1)	Eligible Rollover Distribution — An Eligible Rollover Distribution is any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payment (not less frequently that annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary; any hardship distribution; a distribution for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code. A portion of the distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after tax contributions which were not includable in gross income. However, such portion may only be paid to an individual retirement account or annuity described in Sections 408(a) or (b) of the Code or a qualified defined contribution plan described in Sections 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not includable.

(2)	Eligible Retirement Plan — An Eligible Retirement Plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in

Section 401(a) of the Code, an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan and which accepts the Distributee’s Eligible Rollover Distribution. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

(3)	Distributee — A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a Qualified Domestic Relations Order, as defined in Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

(4)	Direct Rollover — A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

Section 16.17 — USERRA

     Notwithstanding any provision of this Plan to the contrary, service credits and contributions with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

     In Witness Whereof, this document has been executed as of this        day of      , 2002.

Attest:		Global eXchange Services, Inc.

By:	By:

Title

APPENDIX A

REG	Regular

HL	Holiday

VA	Vacation

ADJ	Adjustment

PI	Personal Illness

STOT	Straight Time OT

PREM	Premium OT

DT	Premium OT

NSB	Nightshift Bonus

SP54T	Stand-By (Oncall)

DF	Death in Family

HP	Holiday-personal

JD	Jury Duty

MD	Military Duty

PB	Personal Business

DB04T	Salary Continuance

ED01T	Executive Deferred

SP13T	Pay in Lieu of Notice

SPS7T	Base Salary Adjustment

SP51T	Pay remaining PI

SP67T	Pay vacation remaining

SP89T	Special Wage Payment

LB01T	Lump Salary Increase

SP52T	Sales Incentive-Ben

APPENDIX B

AW02T	MGMT AWARD

AW25T	CASH AWARD

AW33T	NIGHT ON TOWN

CB01M	TAXABLE TRSF

CB02T	TAX ALLOW

CB03M	TAXABLE ALLOW

CB03T	TRANSFER ALLOW

CB06N	NON TAX RELO

CB14T	TAX LUMP SUM

DB01T	STD STATE TX

DB02T	STD BENEFITS

ID01T	IDP REIMB

IE40T	IEA LUMP SUM

IE43T	IEA LUMP BAL

SP01T	Appreciation Bonus

SP04T	INSTR Fees

SP08T	Tuition Fees

SP17T	Sev/Term Pay

SP26T	Health Facility Rebate

SP27T	Retention/Hiring Bonus

SP53T	Sales Incentive – No Benefits

SPL1T	Premium Leadership Life Insurance

SPT4T	Economic Adjustment

SP62T	Insurance Refund

AW28T	Bonus

AW07T	Sales Contest Award Payment

AW16T	Gift Certificate Award

SP26T	Health Club Payment

SP26M	Health Club Update

AW06T	Hiring Referral Bonus

SPM7T	Settlement

YY01T	Sys Tax Addr

TA20M	Tax Earn Adj

Paycodes have not been assigned to the following categories of compensation that are excluded from the definition of Compensation: variable compensation other than non-executive bonuses; earned income under Section 911 of the Code; non-qualified stock options taxable at time of grant or exercise; vesting in Section 83 of the Code property; disqualifying disposition of qualified stock options; bonuses paid under long-term compensation plans which are subject to vesting.